UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BRE Properties, Inc.

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BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

March 24, 2010

Dear Shareholder:

It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 18, 2010, at 10:00 a.m. Pacific Daylight Time, at the Palace Hotel, 2 New Montgomery Street, San Francisco, California. The Annual Meeting will also feature a report on the operations of your Company, followed by a question and discussion period. After the Annual Meeting, you will have the opportunity to speak informally with the directors and officers.

This booklet, which includes the notice of meeting and proxy statement, contains information about the formal business to be acted on by shareholders. At the Annual Meeting, you will be asked to vote on: (i) electing eleven Directors whose term of office expires at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors are duly elected and qualified, (ii) approving an amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance thereunder from 4,500,000 shares to 5,250,000 shares, (iii) ratifying the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and (iv) such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELEVEN DIRECTOR NOMINEES PROPOSED IN THE ENCLOSED PROXY STATEMENT, “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 1999 BRE STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

It is important that your shares be voted whether or not you plan to be present at the Annual Meeting. Please complete, sign, date and return the accompanying proxy card promptly, or you may utilize our telephone or Internet proxy authorization procedures, as more fully described in the Proxy Statement and on the accompanying proxy card. If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

Please vote promptly, and we look forward to seeing you at the Annual Meeting.

Sincerely,

BRE PROPERTIES, INC.

Constance B. Moore

President & Chief Executive Officer

BRE PROPERTIES, INC.

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc., a Maryland corporation, will be held on Tuesday, May 18, 2010, at 10:00 a.m. Pacific Daylight Time, at the Palace Hotel, 2 New Montgomery Street, San Francisco, California, for the following purposes:

1.	To elect eleven Directors, whose term of office expires at the Annual Meeting, to serve until the Annual Meeting of Shareholders of the Company to be held in calendar year 2011, and until their respective successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve an amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance thereunder from 4,500,000 shares to 5,250,000 shares (a copy of the proposed amendment is attached as Annex D to the Proxy Statement accompanying this notice);

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders of record of the Company’s Common Stock at the close of business on March 18, 2010 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the meeting at BRE’s executive offices, 525 Market Street, 4th Floor, San Francisco, CA 94105, during normal business hours during the ten days prior to the Annual Meeting. The list of shareholders will also be available for inspection at the Annual Meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 18, 2010:

The Proxy Statement and Annual Report, which consists of our Annual Report on Form 10-K, are available at www.breproperties.com/investors/proxy.

By Order of the Board of Directors

KERRY FANWICK

Corporate Secretary

Dated: March 24, 2010

BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

Telephone: (415) 445-6530

Facsimile: (415) 445-6505

Dated: March 24, 2010

PROXY STATEMENT

Annual Meeting of Shareholders

Your proxy is being solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation, for use at the Annual Meeting of Shareholders of BRE to be held on Tuesday, May 18, 2010, at 10:00 a.m. Pacific Daylight Time, at the Palace Hotel, 2 New Montgomery Street, San Francisco, California. Holders of record of BRE’s common stock at the close of business on the record date for the meeting, March 18, 2010, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 56,321,292 shares of common stock outstanding, each entitled to one vote at the Annual Meeting.

The cost of soliciting proxies will be borne by BRE. Directors, officers and employees of BRE may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.

BRE will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in our Direct Stock Purchase and Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held of record by the shareholder.

In lieu of mailing a completed proxy card, shareholders of record can authorize the proxies to vote their shares by calling the toll-free telephone number, or by accessing the Internet voting website, as each is set forth on the accompanying proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate shareholders by use of a control number on the proxy card. The procedures allow shareholders to authorize the proxies to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone or Internet are set forth on the accompanying proxy card.

All proxies properly authorized or delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting or any adjournment or postponement thereof as specified in such proxies. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by BRE. If no vote is specified in a properly signed or authorized proxy, the shares represented by such proxy will be voted FOR the election of the eleven Director nominees proposed by the Nominating & Governance Committee of the Board of Directors (Proxy Item No. 1), FOR the approval of the amendment to the Amended and Restated 1999 BRE Stock Incentive Plan (Proxy Item No. 2), FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proxy Item No. 3), and in the proxy holder’s discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The eleven nominees for election as Directors who receive the highest number of votes cast in person or by proxy at the Annual Meeting, provided a quorum is present, shall be elected as Directors. The affirmative vote of a majority of the votes cast on the matter, in person or by proxy at the Annual Meeting, provided that the total votes cast on the matter represent more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the amendment to the Amended and Restated 1999 BRE Stock Incentive Plan. The affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual

Meeting, provided a quorum is present, shall be required for the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company.

In tallying shareholder votes, abstentions and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting.

This Notice and Proxy Statement are first being made available to shareholders on March 24, 2010. Please vote promptly, and we look forward to seeing you at the Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proxy Item No. 1 of this Proxy Statement) or the amendment to the Amended and Restated 1999 BRE Stock Incentive Plan (Proxy Item No. 2 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted to vote those shares in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Due to recent regulations changes, your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. As in prior years, your bank or broker also does not have the ability to vote your uninstructed shares with regard to the amendment of the Amended and Restated 1999 BRE Stock Incentive Plan. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or with respect to the amendment to the Amended and Restated 1999 BRE Stock Incentive Plan, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote uninstructed shares on the ratification of the appointment of the company’s independent registered public accounting firm (Proxy Item No. 3 of this Proxy Statement).

For purposes of the vote on the approval of the amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance, an abstention or broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event a broker non-vote will not have any effect on the result of the vote. For purposes of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm and with respect to the election of directors, abstentions will not be counted as votes cast for or against the proposal and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast for or against the election of directors and will have no effect on the result of the vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of BRE a written notice of revocation, by properly delivering or authorizing a proxy bearing a later date, or by attending the meeting and voting in person.

Ernst & Young LLP, an independent registered public accounting firm, has provided services to BRE during the past fiscal year, which included the examination of our Annual Report on Form 10-K, timely reviews of our quarterly reports, review of SEC registration statements and filings, preparation of our federal and state income tax returns, and accounting consultations. A representative of Ernst & Young LLP will be at the Annual Meeting to respond to appropriate questions concerning the financial statements of BRE and, if desired, to make a statement.

All Directors are expected to attend the Annual Meeting in person, absent extenuating circumstances. All Directors attended the 2009 Annual Meeting of Shareholders.

BRE’s principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105. Our telephone number is (415) 445-6530. Shareholders and other interested parties may send communications directly to the Board of Directors by sending them to the Chairman of the Board, care of the Corporate Secretary, at BRE’s principal executive offices. All correspondence will be forwarded promptly by the Corporate Secretary to the Chairman of the Board.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

Our Articles of Incorporation provide that there shall be from three to fifteen Directors, as determined from time to time in the manner specified in the Company’s bylaws. Currently there are twelve directors. As part of an ongoing board succession plan, Jeffrey T. Pero and Thomas P. Sullivan were appointed to the Company’s Board of Directors effective December 1, 2009, and Edward E. Mace will retire from the Board effective May 17, 2010. The Board has resolved that at the effective time of Mr. Mace’s retirement, and prior to the Annual Meeting, the size of the Board will be reduced from twelve members to eleven.

At the Annual Meeting, eleven Directors are to be elected for a one-year term expiring at the Annual Meeting to be held in calendar year 2011, and until their successors are duly elected and qualified. The nominees proposed by the Nominating & Governance Committee and approved by the Board for election are: Irving F. Lyons, III, Paula F. Downey, Edward F. Lange, Jr., Christopher J. McGurk, Matthew T. Medeiros, Constance B. Moore, Jeanne R. Myerson, Jeffrey T. Pero, Thomas E. Robinson, Dennis E. Singleton, and Thomas P. Sullivan. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the election of these nominees, except as provided below in the event that any of these nominees should become unavailable for election or unable to serve.

In the unanticipated event that any nominee should become unavailable for election, or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person or persons named in the proxy as the proxy holder or holders, at their discretion and in accordance with their judgment or, if no such other person or persons shall be so determined, the size of the Board may be reduced at the discretion of the Board.

Information as to Nominees for Election

Irving F. Lyons, III, age 60, has been our Director since 2006 and was appointed Chairman of the Board in May 2009. Mr. Lyons currently serves on the Board of Directors of Equinix, Inc. and ProLogis. He served as Vice Chairman of ProLogis, a global provider of distribution facilities and services, from 2001 through May 2006. He was Chief Investment Officer from March 1997 to December 2004 and held several other executive positions since joining ProLogis in 1993. Prior to joining ProLogis, he was a Managing Partner of King & Lyons, a San Francisco Bay Area industrial real estate development and management company, since its inception in 1979. Mr. Lyons was selected by the Nominating & Governance Committee due to his management and investment experience with publicly traded real estate companies and his involvement in Bay Area real estate development and management.

Paula F. Downey, age 54, has been our Director since March 2008. Ms. Downey has served as President of AAA Northern California, Nevada and Utah (CSAA), a federation of motor clubs and the second largest AAA affiliate, since 2005. She was Chief Operations Officer from 2003 to 2005, and Senior Vice President and Chief Financial Officer from 2000 to 2003. Ms. Downey has held several other executive positions at AAA since 1989. Ms. Downey serves as an officer of California State Automobile Association, California State Automobile Association Inter-Insurance Bureau, and as a director of their subsidiaries including Pacific Lighthouse Reinsurance Ltd., Western United Insurance Company, CSAA Life and Financial Services, Inc., ACA Insurance Company, ACA Member Services Company, and Ceres Reinsurance, Inc. Ms. Downey was selected by the Nominating & Governance Committee due to her management experience and business viewpoints beyond the real estate industry.

Edward F. Lange, Jr., age 50, has been our Director since July 2008. Mr. Lange has served as Chief Operating Officer since January 2007 and assumed the additional position of Chief Financial Officer from November 2008 through September 2009. Mr Lange served as Chief Financial Officer from July 2000 through April 2008. Prior to joining BRE, Mr. Lange served as Executive Vice President and Chief Financial Officer of Health Care REIT, Inc., an Ohio-based senior housing real estate investment trust, from 1996 to 2000. He also was a Senior Vice President of Finance and a member of the executive management team of the Mediplex Group,

Inc. and affiliated companies from 1992 to 1996. Mr. Lange was selected by the Nominating & Governance Committee due to his management background with BRE and his experience with financial and operational issues gained from service as Chief Financial Officer at two publicly traded REITs.

Christopher J. McGurk, age 53, has been our Director since 2006. Mr. McGurk has served as Chief Executive Officer of Overture Films, a motion picture studio, since November 2006. Mr. McGurk also serves as Chief Executive Officer of Anchor Bay Entertainment, a home entertainment production, acquisition and distribution company that distributes Overture’s product. Prior to his post at Overture Films, Mr. McGurk served as Vice Chairman and Chief Operating Officer of Metro-Goldwyn-Mayer, Inc. (MGM), a motion picture, television, home video, and theatrical production and distribution company, from 1999 to 2005. From 1996 to 1999, Mr. McGurk served in executive capacities with Universal Pictures, a division of Universal Studios Inc., most recently as President and Chief Operating Officer. Mr. McGurk was selected by the Nominating & Governance Committee due to his leadership capability and business experience outside the real estate industry.

Matthew T. Medeiros, age 53, has been our Director since 2005. Mr. Medeiros has served as President, Chief Executive Officer and Director of SonicWALL, a global Internet security company, since March 2003. From 1998 to December 2002, he served as Chief Executive Officer of Philips Components, a division of Royal Philips Electronics, a consumer electronics company. Mr. Medeiros served as Chairman of the Board of LG.Philips LCD, a liquid crystal display joint venture, from 2001 to 2002. Mr. Medeiros was selected by the Nominating & Governance Committee due to his management abilities and leadership experience with public companies outside the real estate sector.

Constance B. Moore, age 54, has been our Director since 2002. Ms. Moore has served as President and Chief Executive Officer of the Company since January 2005, and was President and Chief Operating Officer in 2004. Ms. Moore was Executive Vice President and Chief Operating Officer of BRE from July 2002 through December 2003. She held several executive positions with Security Capital Group & Affiliates, an international real estate operating and investment management company, from 1993 to 2002, including Co-Chairman and Chief Operating Officer of Archstone Communities Trust, a Colorado-based multifamily real estate investment trust. Ms. Moore served as Chair for the National Association of Real Estate Investment Trusts (NAREIT) in 2009. Ms. Moore was selected by the Nominating & Governance Committee due to her leadership role at BRE, combined with her public-company, real estate management experience.

Jeanne R. Myerson, age 56, has been our Director since 2002. Ms. Myerson has served as President and Chief Executive Officer of The Swig Company, a private real estate investment firm, since 1997. She served as President and Chief Executive Officer of The Bailard, Biehl & Kaiser REIT from 1993 to 1997. Ms. Myerson was selected by the Nominating & Governance Committee due to her real estate and REIT management experience.

Jeffrey T. Pero, age 63, has been our Director since December 1, 2009. Mr. Pero is a retired partner of Latham & Watkins, LLP, an international law firm, and has been engaged in the practice of law since 1971. As partner, his focus was public and private debt and equity financings; mergers and acquisitions; corporate governance; and compliance with U.S. securities laws. Prior to his retirement, Mr. Pero served as primary outside counsel to several publicly traded companies, including BRE. Mr. Pero currently serves on the Board of Directors of Redwood Trust, Inc. Mr. Pero was selected by the Nominating & Governance Committee due to his background serving as outside counsel to BRE and his experience with securities law, corporate governance and financing transactions.

Thomas E. Robinson, age 62, has been our Director since 2007. Mr. Robinson has served as Senior Advisor to the real estate investment banking group at Stifel, Nicolaus & Company, Inc., St. Louis, MO, a full-service regional brokerage and investment banking firm, and its prior affiliate Legg Mason, since 1997. From 1994 to 1997, he served as the President and Chief Financial Officer of Storage USA, Inc., a self-storage real estate investment trust. Mr. Robinson currently serves on the Tanger Factory Outlet Centers, Inc. Board of Directors, is

a former trustee/director of Centerpoint Properties Trust and Legg Mason Real Estate Investors, Inc., and is a past member of the board of governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Robinson was selected by the Nominating & Governance Committee due to his financial, accounting and real estate experience.

Dennis E. Singleton, age 65, was appointed as a Director of BRE on March 1, 2009. Mr. Singleton currently serves on the Board of Directors of Digital Realty Trust, Inc; as vice chairman of the board of trustees of Lehigh University; and is a board member and past president of the Glaucoma Research Foundation. Mr. Singleton was a founding partner of Spieker Properties, Inc., a Northern California-based commercial real estate investments trust (REIT), which was acquired by Equity Office Properties, Inc. in 2003. Mr. Singleton served as Chief Financial Officer and Director of Spieker Properties, Inc. from 1993 to 1995, Chief Investment Officer and Director from 1995 to 1997, and Vice Chairman and Director from 1998 to 2001. Mr. Singleton was selected by the Nominating & Governance Committee due to his REIT experience and diversified business management experience.

Thomas P. Sullivan, age 52, has been our Director since December 1, 2009. Mr. Sullivan is a founding partner at Wilson Meany Sullivan (WMS), a San Francisco-based, privately owned real estate investment and development firm formed in 2003 that is focused on urban infill locations in the Western United States. As partner, his focus is company management, identification of investment opportunities, major transactions, and debt and equity financing. Prior to WMS, Mr. Sullivan served as president of Wilson/Equity Office, a joint venture with Equity Office Properties Trust, and as senior vice president at William Wilson & Associates, both predecessors of Wilson Meany Sullivan. Mr. Sullivan currently serves on the board of the Bay Area Council and is a member of the policy advisory board of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Sullivan was selected by the Nominating & Governance Committee due to his experience with real estate and development and his advisory roles in Bay Area organizations.

Vote Required

The eleven nominees who receive the highest numbers of votes, in person or by proxy, shall be elected as Directors at the Annual Meeting, if a quorum is present. The Board unanimously recommends that the shareholders vote FOR each of Messrs. Lyons, Lange, McGurk, Medeiros, Pero, Robinson, Singleton and Sullivan, and Mses. Downey, Moore and Myerson.

GOVERNANCE, BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its Directors, Officers and employees. The Company has made the Code of Business Conduct and Ethics available on its website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.

Corporate Governance Guidelines

The Company has also adopted Corporate Governance Guidelines, which are available on its website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.

Attendance by our Directors at 2009 Board, Committee and Annual Meetings

During the year ended December 31, 2009, the Board held six meetings. All Directors attended 80% or more of the meetings of the Board and the committees on which they served during 2009. All Directors attended last year’s Annual Meeting of Shareholders.

Committees of our Board of Directors

The Board currently has five committees to direct and review BRE’s operations and strategic activities: Executive; Audit; Compensation; Nominating & Governance; and Real Estate. All of the present Directors and the committees on which they currently serve are set forth in the following table.

Director	Independent	Executive Committee	Audit Committee	Compensation Committee	Nominating & Governance Committee	Real Estate Committee
Irving F. Lyons, III (1)	X	C			M	M
Paula F. Downey	X		M	M
Edward F. Lange, Jr.
Edward E. Mace	X	M	M		C
Christopher J. McGurk	X			M		M
Matthew T. Medeiros	X	M		C	M
Constance B. Moore		M
Jeanne R. Myerson	X	M			M	C
Jeffrey T. Pero (2)	X		M		M
Thomas E. Robinson	X	M	C	M
Dennis E. Singleton (3)	X		M			M
Thomas P. Sullivan (4)	X		M			M

“C”	signifies a chairperson and “M” signifies a member.

“X” signifies an independent Director as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. In addition, Management has determined that each independent Director has no material relationship with BRE based on a review of direct and indirect transactions and relationships that each of our Directors had or maintained with us and our Management and employees. No such transactions or relationships were noted during management’s review.

(1)	Mr. Lyons was appointed Chairman of the Board and Executive Committee May 21, 2009.
(2)	Mr. Pero joined the Board and became a member of the Audit and Nominating & Governance Committees on December 1, 2009.
(3)	Mr. Singleton joined the Board and became a member of the Audit and Real Estate Committees on March 1, 2009.

(4)	Mr. Sullivan joined the Board and became a member of the Audit and Real Estate Committees on December 1, 2009.

Leadership Structure and Board Role in Risk Oversight

The company has maintained separate CEO and Chairperson positions since inception. The company believes this is the best structure for the company because an independent Chairman of the Board provides for an appropriate balance between management and shareholder interests. The Chairperson provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairperson works with the Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Chairperson serves as the principal liaison between management and the independent Directors and chairs an executive session of the non-employee Directors at each regularly scheduled Board meeting.

The Board is directly involved in oversight of the company’s enterprise-wide risk management activities, which are designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The full Board participates in an annual enterprise risk management assessment, which is led by management. In this process, risk is assessed throughout the business, focusing on the following key risk areas: strategic, financial, tactical, and operational.

While the full Board participates in annual strategic planning activities and the company’s ongoing enterprise risk management process, each Board committee has specific duties related to oversight of selected risk management activities. The Audit Committee focuses on financial risk, providing oversight relating to the reliability and integrity of the accounting policies, financial reporting, internal audit functions, internal accounting controls and financial disclosure practices of the Company. The Audit Committee also provides oversight of management’s processes for examining and disclosing risk. In addition to approving compensation for executives, the Compensation Committee provides oversight related to any pay risk associated with the company’s compensation programs and strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Nominating & Governance Committee provides oversight for the company’s overall governance structure, including Director nominees and management succession plans. The Real Estate Committee provides risk oversight surrounding significant proposed investment activities.

Executive Committee

The Executive Committee is comprised of the Chief Executive Officer, Chairman of the Board and the Chairperson of each Board Committee. The Executive Committee serves primarily as the pricing committee for the company’s external capital raising activities. The Executive Committee has all powers of the Board in the management and affairs of BRE, subject to limitations prescribed by the Board, the Articles of Incorporation and Bylaws of BRE, and by Maryland law. The Executive Committee did not hold any formal meetings during 2009.

Audit Committee

BRE has an Audit Committee composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. Mr. Thomas E. Robinson qualifies as an “audit committee financial expert” within the definition adopted by the SEC. Information regarding the membership of, and functions performed by, the Audit Committee is set forth in the section entitled “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board, which is attached hereto as Annex A to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Audit Committee met formally five times in 2009.

Compensation Committee

The Compensation Committee conducts Chief Executive Officer performance evaluations, establishes compensation for the Chief Executive Officer, reviews and approves the recommendations made by the Chief Executive Officer with respect to the compensation of executive officers, administers our stock compensation plans and reviews all benefit programs. The Compensation Committee is composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. A committee charter has been adopted by the Board, which is attached hereto as Annex B to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Compensation Committee met formally five times during 2009.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2009 included Messrs. Medeiros, as chairperson, McGurk, and Robinson and Ms. Downey. No member of this committee was at any time during 2009 or at any other time an officer or employee of the company, and no member had any relationship with the company requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2009.

Nominating & Governance Committee

The Nominating & Governance Committee nominates Directors, oversees the Company’s governance structure and reviews the management succession plan. The Nominating & Governance Committee is composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. A committee charter has been adopted by the Board, which is attached hereto as Annex C to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Nominating & Governance Committee met formally four times during 2009.

Real Estate Committee

The Real Estate Committee assesses management’s recommendations regarding property investments. It analyzes and recommends to the Board whether to proceed with proposed development opportunities, acquisitions and dispositions above specified thresholds. The Real Estate Committee met formally once during 2009 and held numerous informal meetings, including meetings with management.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, our non-management Directors hold executive sessions without management Directors or management present at least four times per year. During 2009, our non-management Directors held six such executive sessions. Mr. Fiddaman was the presiding Director at executive sessions held through May 20, 2009, and Mr. Lyons was the presiding Director at all such sessions subsequent to that date. Our Corporate Governance Guidelines also require that if the non-management Directors include Directors who are not independent Directors, the independent Directors also shall meet at least once a year in executive session. As stated above, all of our non-management Directors were independent Directors for the year 2009.

Director Nomination and Evaluation Process, Independence of Our Directors

The Nominating & Governance Committee will consider nominees recommended by shareholders. Shareholders who wish to submit nominees for consideration by the Nominating & Governance Committee should submit a detailed resume of the candidate and an explanation of the reasons why the shareholder believes the candidate is qualified for service on the BRE Board. The shareholder must also provide such other information about the candidate that would be required by Securities and Exchange Commission rules to be included in a proxy statement. In addition, the shareholder must include the consent of the candidate and describe any arrangements or undertakings between the shareholder and the candidate regarding the nomination. The shareholder must submit proof of BRE share holdings. All communications should be directed to the Chairman of the Nominating & Governance Committee, care of the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. Recommendations received after the dates specified under “Shareholder Proposals” in this Proxy Statement will likely not be considered timely for consideration at next year’s Annual Meeting.

The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating & Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating & Governance Committee generally uses a third-party search firm to identify Board candidates and polls the Board members and members of management for their recommendations. The Nominating & Governance Committee may also review the composition and qualification of the boards of BRE’s competitors and may seek input from industry experts or analysts. A sufficient number of independent director candidates must meet the independence requirements of the New York Stock Exchange and those set forth in BRE’s Corporate Governance Guidelines, such that a majority of the Directors meet the independence requirements.

In determining whether a prospective director nominee is qualified to serve on the Board, the Committee also considers, but is not limited to, the following criteria:

(i)	general understanding of BRE’s business;

(ii)	fundamental character qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

(iii)	general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iv)	experience as a board member of another publicly held company;

(v)	ability to make independent and analytical inquiries;

(vi)	educational and professional background;

(vii)	specific experience to fill needs or requests identified by the Board; and

(viii)	whether the candidate is willing and able to devote sufficient time to Board and committee responsibilities and is willing to commit to purchase sufficient stock to meet the stock ownership guidelines.

The Nominating & Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by independent Directors and the Chief Executive Officer. In making determinations, while the company does not have a formal policy relating to Board diversity, the Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of BRE and represent shareholder interests through the exercise of sound judgment and a collaborative process that facilitates communication among Board members. The Nominating & Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating & Governance Committee seeks to nominate candidates such that the Board as a whole has an appropriate balance of public company, financial, real estate and non-real estate experience. After review and deliberation of all feedback and data, the Nominating & Governance Committee makes its recommendations to the Board. Recommendations received from shareholders will be processed and are subject to the same criteria as are candidates nominated by the Nominating & Governance Committee.

Compensation of Our Directors

In 2007, the Compensation Committee engaged Towers Perrin, an independent compensation consultant, to review compensation levels for directors on other boards at similarly situated companies and analyze BRE’s Director level compensation. Since July 2007, based on the results of this analysis, total annual base compensation for Directors has been $130,000, and additional annual compensation for Committee chairpersons has been $15,000. The chairman of the board or lead director is eligible to be paid up to an additional $50,000. Payments are to consist of 30% cash and 70% equity. There were no changes to Director compensation for 2009. The equity component of Director compensation is governed by the Fifth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, as amended and restated as of August 7, 2007 (the “Non-Employee Director Plan”). For 2009, the additional annual compensation for the chairman of the board was $50,000. Under the Non-Employee Director Plan, all future equity compensation is to be paid in the form of restricted share grants and no new options/SARs are to be issued. The equity component of the compensation paid in July 2009 was awarded in the form of restricted shares.

Prior to 2005, awards vested one year after the grant date. Awards granted to Directors in May 2005 and 2006 generally vested over three years at a rate of one third per year. However, if a director voluntarily terminated his or her service as a director during the first twelve months of service, the level of vesting for awards was prorated for each month of service prior to termination. If such a director voluntarily terminated his or her service as a director after the first twelve months of service but prior to the three year anniversary of the grant date, all unvested awards became fully vested. Awards granted on or after May 17, 2007 become fully vested one year after the grant date of the award, subject to continuing service as a director or chairperson. If a Director voluntarily terminates his or her services as a director prior to the one-year anniversary of the grant date, the number of restricted shares that will vest will be prorated based on the number of months served. Upon a change in control as defined in the Non-Employee Director Plan, all unvested options, restricted shares and SARs will vest in full. In the event of termination by the majority vote of the other members of the Board or failure to be re-elected, unvested awards will not vest. In 2003 through 2007, we granted Stock Appreciation Rights (SARs) instead of options to reduce the dilutive impact of awards on the Company.

The service year for our Directors runs from June through May, such that stock awards are granted on or about May 31 for the upcoming service year, and cash payments are made annually in November based on positions held at the time of payment. The following table sets forth the components of compensation for the 2009-2010 service year for the various Director levels.

Type of Member	Cash Compensation ($)	Restricted Share Grant ($)
Chairman of the Board	54,000	126,000
Committee Chairperson	43,500	101,500
Member	39,000	91,000

BRE has a non-qualified deferred compensation plan whereby Directors may defer up to 100% of their cash compensation and restricted shares each year. BRE does not match any of these Director contributions. There were no earnings on non-qualified deferred compensation that were above-market or preferential.

The following table sets forth the 2009 compensation for each independent Director. Fees earned or paid in cash reflect cash payments paid during calendar year 2009. Stock Awards reflect the grant date fair value of such awards made in 2009, as footnoted below.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option/ SAR Awards ($) (2)	Total ($)
Irving F. Lyons, III	54,000	126,000	—	180,000
Paula F. Downey	39,000	91,000	—	130,000
Edward E. Mace	43,500	101,500	—	145,000
Christopher McGurk	39,000	91,000	—	130,000
Matthew T. Medeiros	43,500	101,500	—	145,000
Jeanne R. Myerson	43,500	101,500	—	145,000
Jeffrey T. Pero (3)	—	—	—	—
Thomas E.Robinson	43,500	101,500	—	145,000
Dennis E. Singleton (4)	48,750	113,750	—	162,500
Thomas P. Sullivan (3)	—	—	—	—

(1)	The stock awards column represents the grant date fair value of shares awarded to directors during 2009, as computed under the provisions of FASB ACS Topic 718. This amount relates to restricted share grants awarded on May 31, 2009. The aggregate number of shares outstanding pursuant to stock awards at December 31, 2009 for each director were as follows: Mr. Lyons, 4,964; Ms. Downey, 3,585; Mr. Mace, 3,999; Mr. McGurk, 3,585; Mr. Medeiros, 3,999; Ms. Myerson, 3,999; Mr. Robinson, 3,999; Mr. Singleton, 4,481; and Messrs. Pero and Sullivan, none. For further information on the assumptions used in the fair value computation under the provisions of ACS Topic 718, please see the footnotes to our Annual Report on Form 10-K for the year ended December 31, 2009. Fractional shares are paid in cash.
(2)	No options/SARs were awarded during 2009. The aggregate number of shares purchaseable pursuant to option/SAR awards outstanding at December 31, 2009 for each director were as follows: Mr. Lyons, 11,332; Mr. Mace, 115,712; Mr. McGurk, 11,332; Mr. Medeiros, 20,428; Ms. Myerson, 68,631; and Ms. Downey and Messrs. Pero, Robinson, Singleton and Sullivan, none.
(3)	Messrs. Pero and Sullivan joined the Board on December 1, 2009. They were awarded grants of 1,376 restricted shares each on January 28, 2010, to reflect compensation for a partial service year.
(4)	Mr. Singleton joined the Board on March 1, 2009. Compensation reflects service for three months of the 2008-2009 service year plus the full 2009-2010 service year.

Director Terms

In light of the value that corporate governance advocates have placed on the annual election of Directors, in 2004 the Board proposed, and our shareholders approved, an amendment to our Articles of Incorporation such that the term of Directors elected in 2004 and thereafter will be one year. Additionally, the Nominating & Governance Committee established, with Board approval, a policy that each Director may serve for a maximum of 12 years. Service will be based on the total years of active service on the BRE Board, and will not include service on prior boards of companies acquired by BRE, or leaves of absence from BRE Board duty. The Board may, at its discretion, make exceptions to this requirement of no more than one year in duration if necessary to accomplish a smooth transition of new independent Directors onto the Board. Although the Board recommended the annual election of directors, it continues to place a high value on the continuity of Board service given the long term nature of real estate investment and development. In 2007, the Company’s Bylaws were amended to eliminate any mandatory retirement age for Directors.

Share Ownership Guidelines for Our Directors and Executive Officers

The Board adopted a share ownership guideline in 1995, which is now included in BRE’s Corporate Governance Guidelines. Currently, the guideline states that each new Director will own within three years of joining the Board a number of shares of BRE common stock equal to $150,000 divided by the price per share of BRE common stock on the date he or she joined the Board. The applicable forms of ownership included in the ownership balance requirement include both shares owned outright and non-vested restricted shares. Additionally, the guidelines provide that Directors cannot sell shares of BRE common stock unless they maintain a minimum ownership balance of five times their current annual BRE compensation. As of December 31, 2009, all Directors that have been with BRE for three years were in compliance with the share ownership guideline.

In 2006, the Board also adopted a guideline for executive officers. The guideline states that executive officers cannot sell shares of BRE common stock unless they maintain a minimum ownership balance of, with respect to Ms. Moore, five times her current base salary, and with respect to the other named executive officers, three times current base salary. The applicable forms of ownership included in the ownership balance requirement include both shares owned outright and non-vested restricted shares. Additionally, executive officers have five years from appointment to achieve the ownership guideline. For stock sales or option exercises that meet the retention guidelines, the executive officer is required to notify the Chairman of the Board and CEO prior to completing the transaction, and legal counsel is to approve the transaction to verify compliance with Section 16 requirements. Any stock sale requests made prior to meeting the retention guidelines are to be pre-approved by the Executive Committee of the Board of Directors based on personal hardship or other special circumstances. As of December 31, 2009, all executive officers that have been with BRE for five years were in compliance with the guideline.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 26, 2010, information regarding the shares of Common Stock beneficially owned by each person who is known by BRE to own beneficially more than 5% of our Common Stock, by each Director, by each named executive officer (as hereinafter defined) and by all Directors and executive officers as a group. The amounts shown are based on information provided by the individuals named and designated as a Director (D) or executive officer (O).

Name and Address (1)	Number of Common Shares (2)		Shares Upon Exercise of Options (3)	Total Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)(4)
Deutsche Bank AG (5)	4,976,841		—	4,976,841	9.0%
The Vanguard Group, Inc. (6)	4,856,770		—	4,856,770	8.8%
ING Clarion Real Estate Securities, LLC (7)	4,682,566		—	4,682,566	8.5%
BlackRock Inc. (8)	4,377,099		—	4,377,099	7.9%
LaSalle Investment Management, Inc. (9)	3,415,280		—	3,415,280	6.2%
Nomura Asset Management Co., Ltd. (10)	3,414,825		—	3,414,825	6.2%
Constance B. Moore (D,O)	352,756	(11)	150,000	502,756
Edward F. Lange, Jr. (D,O)	176,581	(12)	227,939	404,520
Edward E. Mace (D)	30,219	(13)	115,712	145,931
Jeanne R. Myerson (D)	13,384	(14)	68,631	82,015
Steve Dominiak (O)	61,413	(15)	—	61,413
Kerry Fanwick (O)	47,648	(16)	—	47,648
Matthew T. Medeiros (D)	8,826	(17)	20,428	29,254
John A. Schissel (O)	23,461	(18)	—	23,461
Irving F. Lyons, III (D)	10,305	(19)	11,332	21,637
Christopher J. McGurk (D)	7,323	(20)	11,332	18,655
Thomas P. Sullivan (D)	9,993	(21)	—	9,993
Thomas E. Robinson (D)	9,726	(22)	—	9,726
Dennis E. Singleton (D)	6,981	(23)	—	6,981
Paula F. Downey (D)	5,933	(24)	—	5,933
Jeffrey T. Pero (D)	1,376	(25)	—	1,376
All Directors and executive officers as a group (15 persons)	765,925		605,374	1,371,299	2.5%

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.
(2)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities and are based on 55,257,110 shares outstanding as of February 26, 2010. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.
(3)	Reflects common shares that may be purchased upon the exercise of stock options that were exercisable as of February 26, 2010 or that will become exercisable on or before April 30, 2010.
(4)	Except where otherwise indicated, does not exceed 1%.
(5)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 12, 2010. The entity has a business address of Taunusanlage 12 D-60325 Frankfurt Am Main Ge I8. Included in the securities listed above as beneficially owned by Deutsche Bank AG., are 4,976,841 shares beneficially owned by Deutsche Bank AG., as to which the entity has sole voting power for 4,961,541 shares and sole dispositive power for 4,976,841 shares. Investment advisor RREEF America, L.L.C. is the beneficial holder of 4,717,641 of the 4,976,841 shares.
(6)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on January 29, 2010. The entity has a business address of 100 Vanguard Blvd, Malvern, PA 19355. The entity has sole voting power for 33,682 shares and sole dispositive power for 4,823,088 shares.
(7)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 12, 2010. The entity has a business address of 201 King of Prussia Rd, Suite 600, Radnor, PA 19087. The entity has sole voting power for 1,412,236 shares, shared voting power for 2,500 shares and sole dispositive power for 4,682,566 shares.
(8)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on January 29, 2010. The entity has a business address of 40 East 52nd Street, New York, NY 10022, PA 19087. The entity has sole voting and dispositive power for the total shares reported as beneficially owned.
(9)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 16, 2010. The entity has a business address of 200 East Randolph Drive, Chicago, Illinois 60601. Included in the securities listed above as beneficially owned by LaSalle Investment Management, Inc. are 3,009,680 shares beneficially owned by LaSalle Investment Management (Securities), L.P., as to which the entity has sole voting power for 616,531 shares, and 405,600 shares beneficially owned by LaSalle Investment Management, Inc., as to which the entity has sole voting power for 155,044 shares.
(10)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 16, 2010. The entity has a business address of 1-12-1, Nihonbashi, Chuo-ku, Tokyo, Japan 103-8260. The entity has sole voting power with respect to the total shares reported as beneficially owned, and sole dispositive power with respect to 40,000 shares.
(11)	Ms. Moore—includes 202,022 shares she owns directly, 147,900 restricted shares and 2,834 shares indirectly owned in Ms. Moore’s 401K plan.
(12)	Mr. Lange—includes 53,092 shares he owns directly, 119,476 restricted shares and 4,013 shares indirectly owned in Mr. Lange’s 401K plan.
(13)	Mr. Mace—includes 26,220 shares he owns directly and 3,999 restricted shares.
(14)	Ms. Myerson—includes 9,385 shares she owns directly and 3,999 restricted shares.
(15)	Mr. Dominiak—includes 6,592 shares he directly owns and 54,821 restricted shares.
(16)	Mr. Fanwick—includes 3,450 shares he owns directly and 44,198 restricted shares.
(17)	Mr. Medeiros—includes 4,827 shares he owns directly and 3,999 restricted shares.
(18)	Mr. Schissel—includes 23,461 restricted shares.

(19)	Mr. Lyons—includes 5,341 shares he owns directly and 4,964 restricted shares.
(20)	Mr. McGurk—includes 3,738 shares he owns directly and 3,585 restricted shares.
(21)	Mr. Sullivan was appointed to the Board of Directors effective December 1, 2009. Amount reflects 8,617 shares he owns directly and 1,376 restricted shares awarded in January 2010.
(22)	Mr. Robinson—includes 5,727 shares he owns directly and 3,999 restricted shares.
(23)	Mr. Singleton—includes 2,500 shares he directly owns and 4,481 restricted shares.
(24)	Ms. Downey—includes 2,348 shares she directly owns and 3,585 restricted shares.
(25)	Mr. Pero was appointed to the Board of Directors effective December 1, 2009. Amount reflects 1,376 restricted shares awarded in January 2010.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Objectives

We are committed to a compensation philosophy that is performance based. The Compensation Committee believes that compensation paid to executives should be closely aligned with company performance on both a short term and long term basis, linked to specific, measurable results intended to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long term success. In establishing the executive compensation program, the Compensation Committee has the following primary objectives:

•	Attract, reward and retain highly qualified executives with managerial talent;

•	Ensure executive compensation is aligned with our corporate strategies, business objectives and the long term interests of our shareholders;

•	Reward long term career contributions to BRE;

•	Emphasize the variable portion of total compensation (cash and equity) and increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Provide competitive compensation opportunities consistent with performance; and

•	Provide a compensation program that does not create incentives for excessive risk taking.

Our compensation program is designed to reward executive officers on the basis of increasing shareholder returns and attaining corporate financial objectives, individual financial objectives, and qualitative performance objectives. Executive compensation is comprised of both cash and non-cash compensation, with the majority being paid in non-cash compensation to better align the interests of executives with those of our shareholders. Historically, the majority of this equity compensation has been performance based to reward success in attaining corporate, business unit and individual performance objectives. The compensation program is designed to provide an appropriate balance of financial and non-financial, individual and company-wide, short-, medium- and long-term performance targets.

We believe long term service by executive officers benefits the company and our shareholders, and we promote long term service by allocating a significant portion of our executive compensation to long term compensation in the form of restricted shares with multi-year, performance based vesting. We generally use four or five year vesting periods to reward long term career contributions to BRE; however, we understand that an appropriate balance of current and long term compensation must be paid in order to retain highly qualified executives. We believe the current combination of cash and equity compensation, and the allocation between current and long term compensation, meets the objectives of our compensation philosophy.

Determination of Compensation Awards, Compensation Benchmarking and Peer Group

Each year, the Compensation Committee reviews executive compensation, measuring our performance during the year against previously defined objectives and reviewing financial and compensation data at companies that are considered comparable for company performance purposes. The internal peer review is performed as soon as practicable after year end, once the companies in our peer group described below have released their financial results for the year in review. As Chief Executive Officer, Ms. Moore is charged with making recommendations regarding the compensation of the other executive officers. Ms. Moore makes her recommendations in reliance upon a number of factors, including but not limited to, data provided by a third party compensation consultant (see below for further discussion related to Towers Perrin, now known as Towers Watson, our compensation consultant for 2009), executive performance, executive roles and responsibilities, contributions and relevant experience. Ms. Moore provides the Compensation Committee with her rationale for recommended compensation levels, including an explanation of any factors that might have caused her recommendations to fall above or below the compensation ranges presented by the compensation consultant. Meetings between each executive officer and the CEO take place at the beginning of each year, after the CEO meets with the Compensation Committee. At these meetings, the executive officer and CEO review the executive’s performance from the prior year and set objectives for the current year. With respect to the CEO, at the beginning of each year she participates in a meeting with the Chairman of the Board and the Chairman of the Compensation Committee to review her performance for the prior year and set objectives for the current year. Any equity awards are granted on the date that the Compensation Committee and the Board complete their reviews of the peer and executive results relative to established targets, and approve the final award amount.

In 2004 and early 2005, the Compensation Committee retained an independent consultant, Ferguson Partners, to conduct a compensation benchmarking study for our executive officers. The compensation consultant engaged by the Compensation Committee was an independent consultant specializing in compensation matters in the REIT industry. The benchmarking study included comparisons to compensation programs of the ten largest multifamily REITs other than BRE at the time of the study. These companies were: AIMCO, Archstone-Smith, Avalon Bay Communities, Inc., Camden Property Trust, Equity Residential Properties Trust, Essex Property Trust, Inc., Gables Residential Trust, Home Properties, Post Properties, Inc., and United Dominion Realty Trust, Inc. The benchmarking study also included comparisons to compensation programs of the following other REITs, which had similar market capitalization to BRE across all REIT sectors: Alexandria Real Estate Equities, Inc., CBL & Associates Properties, Inc., Choice Hotels International Inc., Colonial Properties Trust, Crescent Real Estate Equities Company, Equity One, Inc., Essex Property Trust, Inc., Federal Realty Investment Trust, First Industrial Realty Trust, Inc., Forest City Enterprises, Inc., Global Signal Inc., Health Care REIT, Inc., Home Properties, Inc., Kilroy Realty Corporation, Mid-America Apartment Communities, Inc., New Plan Excel Realty Trust, Inc., Pan Pacific Retail Properties, Inc., Rayonier Inc., Realty Income Corporation, Reckson Associates Realty Corporation, and Taubman Centers, Inc. The Compensation Committee also asked the consultant to assist in the design of a competitive five-year compensation program, adjusting both magnitudes of compensation and structural elements relating to a performance based program. The Compensation Committee’s goal was to structure a program that would be directly tied to our five-year strategic plan and provide stock ownership opportunities for executive managers by linking the long term component of the compensation with the returns received by our shareholders.

The benchmarking study included analysis of the overall compensation programs offered by members of our peer group, including salary levels, annual bonuses paid, option and restricted share grants, types of performance criteria linked to restricted share grants, total compensation levels, and other publicly available data. The study included consideration for length of service by other REIT executives. The Compensation Committee has made the decision not to establish a specific target or range for BRE’s compensation package relative to our defined multifamily peer group or the identified non-multifamily companies. Rather, the Committee uses the information to ensure that BRE remains generally competitive in attracting and retaining key executives. Based on the results of the benchmarking study, the Compensation Committee concluded that BRE’s executive compensation program was below average relative to our peer group, and upward adjustments of our executive salaries and bonus targets, combined with a one-time catch-up grant of restricted shares, were in order. Adjustments and grant levels were considered separately for each executive based on his or her respective responsibilities, as well as tally sheets which reflected the value of prior option and share grants. The tally sheets included the same information as the information presented in the Summary Compensation Table, in addition to the amounts payable under various employment termination scenarios, including termination upon a change of control as specified in this Proxy Statement. The tally sheets enabled the Compensation Committee to evaluate its compensation decisions in light of the value of each other element of compensation and the mix of compensation elements in the aggregate. The tally sheets were used to supplement the recommendations of Ferguson Partners, the third party compensation consultant at that time, in determining the size of the 2005 equity awards. Based on the tally sheets and the compensation consultant recommendations, the value of the 2005 equity awards, when divided by five to arrive at an annual value, was intended to represent 100% to 140% of annual compensation for 2005, depending upon the executive officer role.

The Compensation Committee made a grant of restricted shares to executives in February 2005 upon conclusion of the benchmarking study. This grant was 90% performance based with vesting at the end of five years. The performance criteria were directly tied to our five-year strategic objectives. The other 10% vested in annual increments over five years.

In 2006, the Compensation Committee retained Towers Perrin, another independent consultant, to assist with further compensation analyses. Towers Perrin was engaged directly by the Compensation Committee. Their assignment was to review the competitiveness of the existing compensation program for the executive officers and to review the implications of a change in control of the Company on severance benefits for the executive officers. The Compensation Committee directed them to focus upon the market competitiveness of change-in-control terms and conditions, the impact of current terms and conditions on the value realizable by executives, consider potential alternatives to address any gaps identified in the current provisions, and calculate the estimated total cost to the Company and benefit to the executives of current and alternative terms and conditions. Based on the results of their engagement, the executive employment agreements were amended and restated in 2006 to adjust the post-termination benefit structure, as more fully described below under “Post-Termination Compensation.” In 2007, the Compensation Committee retained Towers Perrin to evaluate the Director compensation program. Based on the results of their engagement, the Director compensation program was adjusted as described above under “Compensation of Our Directors.” Towers Perrin was also engaged to update its compilation of executive officer compensation data for the peer group and the other REITs identified above.

While it was the intent of the Compensation Committee to establish a five-year compensation program with the 2005 adjustments and performance share grants, the Committee reserved the right to review the program annually and make further adjustments at its discretion. Based on their annual review, and as more fully described below, the Compensation Committee determined to grant restricted stock awards to Ms. Moore, Mr. Lange and Mr. Fanwick in January 2008. The awards are 60% performance based with vesting at the end of four years. The other 40% vests in annual increments over four years. Mr. Fanwick joined the Company as Senior Vice President, General Counsel and Secretary on February 1, 2007, and received 7,107 additional shares of restricted stock in January 2008 in connection with his employment. This award cliff vests at the end of three years, subject to continued employment with us.

In 2008, Towers Perrin was engaged by the Compensation Committee to provide an update on competitive pay levels for BRE’s top executives. Towers Perrin reviewed all elements of compensation for the five most senior positions at BRE relative to current compensation practices and average compensation levels at both peer groups described above. With respect to the multifamily REIT peer group, Colonial Properties Trust replaced Archstone-Smith and Mid-America Apartment Communities, Inc. replaced Gables Residential Trust for the 2008 review. The analysis also included comparisons to compensation programs of the following other REITs, which had similar market capitalization to BRE at the time of the analysis: Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Inc., Brandywine Realty Trust, Camden Property Trust, Colonial Properties Trust, Corporate Office Properties Trust, Digital Realty Trust, Inc., Federal Realty Investment Trust, FelCor Lodging Trust Incorporated, First Industrial Realty Trust, Inc., Health Care REIT, Inc., Highwoods Properties, Inc., Hospitality Properties Trust, HRPT Properties Trust, Kilroy Realty Corporation, Lexington Realty Trust, Liberty Property Trust, Maguire Properties, Inc., Mack-Cali Realty Corporation, Nationwide Health Properties, Inc., Pennsylvania Real Estate Investment Trust, Realty Income Corporation, Strategic Hotels & Resorts, Inc., Taubman Centers, Inc., Ventas, Inc. and Weingarten Realty Investors. The Compensation Committee maintained its philosophy of not establishing a specific target or range for BRE’s compensation package relative to our defined multifamily peer group or the identified non-multifamily companies. Rather, the Compensation Committee used the information to ensure that BRE remains generally competitive in retaining key executives. Based on the results of the Towers Perrin analysis, and the decrease in value expected to be delivered upon vesting of the earlier grants, the Compensation Committee determined to grant one-time retention awards of restricted stock to Ms. Moore and Mr. Lange, and to award an annual performance share grant to each of the four named executive officers in January 2009.

In 2009, Towers Perrin was engaged by the Compensation Committee to conduct a competitive assessment of compensation levels and long-term incentive design for BRE’s top executives. Towers Perrin again reviewed all elements of compensation for the named executive officers relative to our current compensation practices and average compensation levels at both peer groups defined and listed above. The Compensation Committee maintained its philosophy of not establishing a specific target or range for BRE’s compensation package relative to our defined peer groups. Rather, the Compensation Committee used the information to ensure that BRE remains generally competitive in retaining key executives. Based on the results of the Towers Perrin analysis, the Compensation Committee determined to grant annual performance share grants and stock options to each of the five named executive officers in January 2010. The awards are described more fully below.

Elements of Compensation

The key elements of our executive compensation program consist of fixed (base salary) and variable (incentive) compensation elements, including both annual and long term incentives. Currently, our annual incentive compensation is paid in the form of a cash bonus and our long term incentive compensation consists of annual performance share awards and stock options/SARs. Additionally, retention awards were granted in 2008 to Mr. Lange and in 2009 to Ms. Moore and Mr. Lange.

Base Salary

Base salary levels of our key executives are largely determined through an evaluation of the responsibilities of the position held, the experience of the particular individual, a comparison with the nine other largest publicly traded multifamily REITs and other REITs, and the Compensation Committee’s desire to align compensation with the Company’s business objectives and to achieve a balance between fixed and incentive based cash compensation. Base salary levels were re-evaluated and determined in conjunction with the overall compensation program implemented in 2005 and updated in 2007, with the assistance of our compensation consultants. While there are no formulaic increases to base salary required by the current overall compensation program, the Compensation Committee will review base salaries each year to determine whether the salaries remain competitive with the peer group and may make adjustments to salaries at its discretion.

Mr. Fanwick was hired as Senior Vice President, General Counsel and Secretary in February 2007, with a starting base salary of $250,000. Mr. Dominiak was hired as Executive Vice President, Chief Investment Officer in September 2008 with a starting base salary of $362,500. Mr. Schissel was hired as Executive Vice President, Chief Financial Officer effective October 2009, with a starting base salary of $290,000.

For 2008, the Towers Perrin data showed that Mr. Lange’s salary was below the median Chief Operating Officer salary for the peer group and the other identified REITs. The Compensation Committee determined to increase Mr. Lange’s salary by $25,000 to $400,000. There were no other adjustments to executive base salaries for 2008.

For 2009, based upon updated Towers Perrin data and the expanded roles and responsibilities of Mr. Lange, the Compensation Committee determined to increase Mr. Lange’s salary by $16,000 to $416,000. This adjustment was made effective October 23, 2008. Mr. Fanwick was promoted to Executive Vice President in July 2008. The 2008 Towers Perrin data showed that Mr. Fanwick’s salary was below the median EVP, General Counsel salary for the peer groups. The Compensation Committee determined to increase Mr. Fanwick’s salary by $50,000 to $300,000 for 2009. There were no other adjustments to executive base salaries for 2009 or 2010.

Annual Cash Incentive

The annual cash incentive was designed to provide a short term (one year) incentive to executive officers with the potential target award based on a percentage of an executive’s base salary. Actual awards can range from zero to 240% of base salary. Target thresholds were determined for each executive as part of the overall compensation program implemented in 2005, with consideration given to the appropriate mix of cash and equity compensation. For 2007, based on peer data and individual responsibilities, the Compensation Committee determined to increase the target awards to 110% of base salary for Ms. Moore and 100% of base salary for Mr. Lange. For 2008, the Towers Perrin data showed that total cash compensation for Ms. Moore and Mr. Lange was below the median for the peer group and the other identified REITs. The Compensation Committee determined to increase the target awards to 120% of base salary for Ms. Moore and 110% of base salary for Mr. Lange, with maximums of 200% of base salary. Messrs. Dominiak, Fanwick and Schissel joined BRE with target annual cash incentive awards of 100%, 75%, and 80%, respectively. For 2009, the Compensation Committee determined to increase the target award to 80% of base salary for Mr. Fanwick, and to increase the maximum awards for Ms. Moore and Mr. Lange to 240% and 220%, respectively. Pursuant to his employment agreement, the annual cash incentive paid to Mr. Schissel for 2009 represented 50% of target. With respect to Ms. Moore, Mr. Lange, Mr. Dominiak and Mr. Fanwick, the incentive awards paid in January 2010 were based on the achievement of Company performance against established goals and a determination of an executive’s performance compared to specific personalized objectives agreed upon by the executive and the Compensation Committee at the start of the year. Target, minimum and maximum thresholds were set for each goal at the beginning of the year, and the portion of that component of the bonus earned was based on performance relative to those pre-determined thresholds. The specific objectives and metrics agreed to by the Compensation Committee and executives may vary from year to year, dependent upon company plans, goals and the current phase within the overall strategic plan for any given year. With respect to the performance goals, named executive officers were to receive no payment for a component of the annual cash incentive unless the minimum performance level was achieved. For 2008 and 2007, if the company or executive achieved or exceeded the minimum performance level but did not achieve the target performance level, the executive received payment of at least 66% but less than 100% of the target award opportunity for that individual objective. If the company or executive achieved or exceeded the target performance level, the executive received payment of at least 100% up to 200% of the target award opportunity for that individual objective.

As more fully described below, there are multiple business unit and personal objectives for each executive within those categories, such that an executive officer may earn payout for one business or personal objective but not for another. The 2009 objectives and weightings for each executive varied depending upon his or her area of responsibility, with the following weighting by individual:

	CEO	EVP, COO	EVP, CIO	EVP, General Counsel
Core FFO (1)	25%	25%	15%	15%
Total Shareholder Return (2)	5%	5%	5%	5%
Business Unit / Personal Objectives (3)	70%	70%	80%	80%

Total Target	100%	100%	100%	100%

(1)	Core FFO is measured relative to budget and represents Funds from Operations excluding non-routine income and expense items and the impact of any accounting rule changes adopted subsequent to establishment of targets. Funds from Operations is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

The target level of Core FFO changes from year to year and is dependent on a number of factors, including expectations surrounding the mix of internal and external earnings growth or shrinkage, general economic conditions, real estate fundamentals and other specific circumstances facing BRE in the coming year. For 2009, based on these expectations, the Compensation Committee established the target level for Core FFO per share at $2.65, based on a 5% reduction below 2008 per share levels. Minimum and maximum Core

FFO objectives were set below and above the target level at $2.57 and $2.74, respectively—representing approximately 8% and 1% reductions in Core FFO per share, respectively. Payout for this objective was at 79% of target for 2009.

(2)

Total Shareholder Return represents BRE stock price appreciation plus dividends paid to shareholders, and is measured relative to the MSCI US REIT Index (RMS) for the purpose of this metric. The targeted level of Total Shareholder Return is set at the 100th percentile relative to the RMS, in alignment with BRE’s strategic plan and expectations regarding company performance. Minimum and maximum objectives were set approximately 50 percentage points below and 25 percentage points above the target level, respectively. Payout for this objective was at 96% of target for 2009.

(3)	Business unit and personal performance objectives are different for each of our executive officers, based on each executive officer’s varying job responsibilities. Many of the metrics reviewed are standard business objectives that are in place year over year, while certain of the metrics are non-routine items specific to the Company’s business plan for that year and may be specific to a particular executive. The CEO and/or Compensation Committee may place emphasis or weighting in one year on an area that the Company expects to be focusing upon in that upcoming year. Additionally, named executive officers may have similar or identical objectives that could be weighted differently in the composition of each of their overall awards. Such metrics are determined by the CEO and the Compensation Committee in January of each year.

With respect to Ms. Moore, 30% of her annual cash incentive was based on Core FFO and Total Shareholder Return, as described above. The remaining 70% component of her bonus was determined by reviewing a mix of both quantitative and qualitative business and personal objectives. Quantitative metrics included: revenue per employee at or above $478,000 (we achieved $477,180 for 2009), maintaining EBITDA margins at or above 63.4% (we achieved 63.9% for 2009), and improving the year over year score on an associate engagement survey conducted by Kingsley Associates (we achieved a five basis point increase in 2009 over 2008). Qualitative objectives reviewed included: providing sufficient liquidity by managing near term debt maturities and reducing overall leverage levels; attracting, retaining and mentoring a skilled management team; having strong communication and relationship with the Board and its Members and Committees; preparing the organization for growth; and continued assessment of the strategic direction of the company. Ms. Moore earned 107% of this 70% component, reflecting the level of achievement against the quantitative measures and the Compensation Committee’s subjective review of performance against the qualitative objectives.

With respect to Mr. Lange, 30% of his annual cash incentive was based on Core FFO and Total Shareholder Return, as described above. The remaining 70% component of his bonus was determined by reviewing a mix of both quantitative and qualitative business and personal objectives. Quantitative metrics included: revenue per employee at or above $478,000, maintaining EBITDA margins at or above 63%, improving the year over year associate engagement score on an associate survey conducted by Kingsley Associates, same-store operating margins at or above 70% (we achieved 69.1% in 2009), and achieving a score of 75% or better on at least 75% of the internal property audits (91% of the communities audited in 2009 scored 75% or better). Qualitative objectives reviewed included: effective management of near term debt maturities, continued focus on enterprise-wide initiatives, mentoring leadership team members, fostering strong cross-departmental communication and assisting CEO with the assessment of the strategic direction of the company. Mr. Lange earned 93% of this 70% component, reflecting the level of achievement against the quantitative measures and the Compensation Committee’s subjective review of performance against the qualitative objectives.

With respect to Mr. Dominiak, 20% of his annual cash incentive was based on Core FFO and Total Shareholder Return. The remaining 80% component of his bonus was determined by reviewing a mix of both quantitative and qualitative business and personal objectives. Quantitative metrics included: revenue per employee at or above $478,000, maintaining EBITDA margins at or above 63%, and improving the year over year score on an associate engagement survey conducted by Kingsley Associates. Qualitative objectives reviewed included: supporting corporate efforts to reduce leverage and preserve capital through asset sales, minimizing cash draws for development activities, and minimizing pursuit costs; management of development G&A expenses; finalization of specified development initiatives; leveraging investment team personnel;

developing a strong working relationship with the Board and the Real Estate Committee; and assisting the CEO and COO with strategic decisions. Mr. Dominiak earned 125% of this 80% component, reflecting the level of achievement against the quantitative measures and the Compensation Committee’s subjective review of performance against the qualitative objectives.

With respect to Mr. Fanwick, 20% of his annual cash incentive was based on Core FFO and Total Shareholder Return. The remaining 80% component of his bonus was determined by reviewing a mix of both quantitative and qualitative business and personal objectives. Quantitative metrics included: revenue per employee at or above $478,000, maintaining EBITDA margins at or above 63% and improving the year over year associate engagement score on an associate survey conducted by Kingsley Associates. Qualitative objectives reviewed included: fulfilling corporate secretary functions, managing all legal matters and fulfilling general counsel functions, remaining involved in the investment and due diligence processes with a focus on minimizing legal fees, leveraging investment team personnel, maintaining his strong working relationship with the Board and the new Chairman of the Board, keeping the CEO apprised of issues that could impact the company and managing responsibilities in an efficient manner. Mr. Fanwick earned 123% of this 80% component, reflecting the level of achievement against the quantitative measures and the Compensation Committee’s subjective review of performance against the qualitative objectives.

The Compensation Committee has responsibility for reviewing and approving the computation of the annual cash incentive bonuses earned by the named executive officers.

The Summary Compensation Table on page 29 shows cash incentive bonuses paid to the named executive officers in the first quarter of 2010 based on performance in 2009. Payouts for 2009 ranged from 92% to 119% of executive base salaries, which represented 90% to 117% of target. There were no changes to target bonus percentages for 2010.

Long-Term Awards—Performance Share Grants—2004, 2005, 2008, 2009 and 2010

The philosophy and approach of the Compensation Committee has been refined over the past several years in a continuing effort to create an executive compensation program designed to attract and retain key executives. The program has evolved through the refinement of the mix of elements of compensation and the use of performance metrics the Compensation Committee believes are appropriately aligned with shareholder interests. With respect to 2004, performance criteria were based on the performance of BRE relative to the top 10 multifamily REITs. This measure of performance has become less relevant as industry privatization and consolidation has diluted the comparability of the remaining multifamily sector peer group. The Compensation Committee further refined the performance criteria for the 2005, 2008, 2009 and 2010 grants to correspond with BRE’s current performance measures and shareholders’ interests.

In 2004, the executive compensation program consisted of salary, cash bonus, stock option grants, and a five-year, cliff vest performance share award that replaced long-term bonus arrangements granted prior to 2003. The performance criteria were based on a target percentile within the multifamily REIT peer group.

In 2005, the Compensation Committee undertook a more detailed analysis of the compensation program and determined to cease granting stock options to executives and to implement a performance share award that would vest at the end of five years, with 90% tied to performance metrics that correspond directly with BRE’s strategic plan for growth. In determining the size of this grant, the Compensation Committee relied upon the recommendations of Ferguson Partners, the third party compensation consultant at that time. While it was the intent of the Compensation Committee to establish a five-year compensation program with the 2005 performance share grants, the Compensation Committee reserved the right to review the program annually and make further adjustments at its discretion.

In January 2008, based on their individual roles and responsibilities, their contributions to the organization during 2007, and other considerations, the Compensation Committee determined to grant performance share awards to Ms. Moore, Mr. Lange and Mr. Fanwick that would vest over four years, with 60% tied to performance metrics that correspond directly with BRE’s five year plan presented to the Board in December 2007, and 40% vesting ratably over the four-year period. In determining the size of this grant, the Compensation Committee relied upon the recommendations of Towers Perrin, the third party compensation consultant. The Compensation Committee determined to reduce the performance period for the 2008 grant from five to four years based on Towers Perrin data showing the current market for long-term compensation as three to four years. Similar grants were awarded to Ms. Moore, Mr. Lange, Mr. Dominiak and Mr. Fanwick in January 2009. In determining the size of the 2009 grant, the Compensation Committee relied upon the updated recommendations of Towers Perrin.

In January 2010, based on the results of the Towers Perrin analysis, individual roles and responsibilities, and contributions to the organization in 2009, the Compensation Committee determined to grant performance share awards to Ms. Moore, Mr. Lange, Mr. Dominiak, Mr. Fanwick and Mr. Schissel that would vest over four years, with 50% tied to performance goals that correspond directly with BRE’s five year plan and 50% vesting ratably over the four-year period. In determining the size of the grant, the Compensation Committee relied upon the recommendations of Towers Perrin, now known as Towers Watson, the third party compensation consultant. The Compensation Committee determined to balance the weighting equally between performance and service-based vesting based on Towers Watson data showing the current market for long-term equity compensation in BRE’s peer groups as more heavily weighted toward service-based restricted stock than performance awards.

Please see below for further information on the performance metrics and vesting schedule for each of these grants.

2010, 2009 and 2008 Performance Share Grants

As described above, the Compensation Committee reviews each element of compensation annually. In January 2010, the Compensation Committee determined to grant performance shares to Ms. Moore, Mr. Lange, Mr. Dominiak, Mr. Fanwick and Mr. Schissel based on the results of the Towers Perrin analysis, individual roles and responsibilities, contributions to the organization in 2009, and in the case of Mr. Schissel, in connection with his employment. The Compensation Committee granted 33,978, 23,254, 17,544, 13,068, and 12,632 restricted shares to Ms. Moore, Mr. Lange, Mr. Dominiak, Mr. Fanwick and Mr. Schissel, respectively. The performance shares represent 80% of the equity awards granted to executives in 2010. The remaining 20% was awarded in the form of option/SAR grants more fully described below, due to Towers Perrin data showing the use of options prevalent in both peer groups. The total value of the equity awards granted was intended to represent approximately 100% to 134% of the sum of individual 2010 base salaries and annual cash incentive targets.

In January 2009, the Compensation Committee determined to grant performance shares to Ms. Moore, Mr. Lange, Mr. Dominiak and Mr. Fanwick based on their individual roles and responsiblities, lower than anticipated payouts on performance based grants awarded from 2003 through 2005, Towers Perrin recommendations and other considerations. The Compensation Committee granted 53,030, 35,233, 27,462, and 18,939 restricted shares to Ms. Moore, Mr. Lange, Mr. Dominiak and Mr. Fanwick, respectively. The value of the awards granted was intended to represent approximately 95% to 134% of the sum of individual 2009 base salaries and annual cash incentive targets.

The Compensation Committee determined to grant performance shares to Ms. Moore, Mr. Lange and Mr. Fanwick in January 2008 based on their individual roles and responsibilities, their contributions to the organization during 2007, and other considerations. The Compensation Committee granted 11,846, 8,292 and 7,774 restricted shares to Ms. Moore, Mr. Lange and Mr. Fanwick, respectively. The value of the awards granted was intended to represent approximately 30% of the sum of 2008 base salary, annual cash incentive target and the performance share grant for Ms. Moore and Mr. Lange. The value of the award granted to Mr. Fanwick was intended to represent approximately 75% of the sum of his 2008 base salary and annual cash incentive target.

The 2010 awards vest 50% at the end of four years based on pre-defined performance criteria, and 50% vests ratably over the four-year period subject to continuous employment with us. The 2009 and 2008 awards vest 60% at the end of four years based on pre-defined performance criteria, and 40% vests ratably over the four-year period subject to continuous employment with us. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, are comprised of target levels for the following metrics:

2010 Grants

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Relative TSR vs. RMS (1)	35%	75%	100%	120%
Relative TSR vs. Peer Group (2)	15%	65%	105%	Highest of Peers
EVA Spread (3)	50%	+50 basis points	+100 basis points	+150 basis points

2009 Grants

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Relative TSR vs. RMS (1)	35%	75%	100%	120%
Relative TSR vs. Peer Group (2)	15%	65%	105%	Top Performer
EVA Spread (3)	50%	+100 basis points	+150 basis points	+200 basis points

2008 Grants

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Absolute Core FFO Growth (4)	33%	7.75%	9.66%	11.60%
Relative TSR vs. RMS (1)	33%	80%	100%	120%
EVA Spread (3)	34%	+125 basis points	+200 basis points	+250 basis points

(1)	Relative TSR vs. RMS is defined as the percentile ranking of our total shareholder return during the performance period measured against the total return of the MSCI US REIT Index (RMS) during the performance period.
(2)	Relative TSR vs. Peer Group is defined as the percentile ranking of our total shareholder return during the performance period measured against the total return of the five most comparable REITs to BRE identified at the time of grant: Avalon Bay Communities, Inc., Camden Property Trust, Essex Property Trust, Equity Residential REIT and UDR REIT.
(3)	EVA Spread is defined as the amount by which our performance period return on invested capital exceeds our performance period weighted average cost of capital.
(4)	Absolute Core FFO Growth is defined as the compounded average growth rate in Core FFO per share of our common stock during the performance period, expressed as a percentage. Core FFO is measured relative to budget and represents Funds from Operations excluding non-routine income and expense items, and the impact of any accounting rule changes adopted subsequent to establishment of targets. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

The Compensation Committee has sole responsibility for determining the computation of the number of shares that ultimately vest. The Compensation Committee also reserves the right, exercisable at its sole discretion, to accelerate the vesting of all or any portion of any unvested shares. The shares granted represent target performance. In addition, supplemental shares are reserved for the named executive officers in the event target level performance is exceeded. If the performance metrics fall short of the threshold level, the shares that are performance based will not vest. If the performance metrics are greater than or equal to the threshold level, the performance based shares will vest as determined by a formula provided in the performance stock award agreements, with a maximum award of 200% of target. Dividends will be paid quarterly on the time vested shares. With respect to the remaining shares that do not pay cash dividends, each quarter during the four year performance period, the named executive officers receive a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “earned dividend shares.” The vesting of these “earned dividend shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2008, 2009 and 2010 grants.

2005 Performance Share Grant

Following an evaluation by the Compensation Committee, a long term award was granted in February 2005 under the provisions of our 1999 Stock Incentive Plan. This award was primarily performance based, with 90% of the shares vesting at the end of a five year performance period based upon achieving certain performance criteria established at the time of the grant. The program was heavily weighted on the achievement of performance metrics, but a portion (10%) of the grant vested over the five-year period (2% per year), subject to continuous employment with us.

The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, included target levels for the following four metrics:

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Absolute Core FFO Growth (1)	16.67%	5%	8%	14%
Relative TSR (2)	33.33%	50th percentile	70th percentile	90th percentile
Absolute TSR (3)	22.22%	6%	9%	15%
EVA Spread (4)	27.78%	+120 basis points	+150 basis points	+180 basis points

(1)	See definition under “2010, 2009 and 2008 Performance Share Grants” above.
(2)	Relative TSR was defined as the percentile ranking of our total shareholder return during the performance period measured against the total shareholder return of our peer group during the performance period.
(3)	Absolute TSR was defined as our compounded annual shareholder return during the performance period as determined on the last day of the performance period.
(4)	EVA Spread was defined as the amount by which our performance period return on invested capital exceeds our performance period weighted average cost of capital.

The Compensation Committee had sole responsibility for determining the computation of the number of shares that ultimately vested. The Compensation Committee also reserved the right, exercisable at its sole discretion, to accelerate the vesting of all or any portion of any unvested shares. The shares granted represented target performance, as defined in the performance stock award agreements. In addition, supplemental shares were reserved for the named executive officers in the event target level performance was exceeded, as described in “Performance Shares Granted During 2005.” If the performance metrics fell short of the threshold level, the shares that were performance based did not vest. If the performance metrics were greater than or equal to the threshold level, the performance based shares vested as determined by a formula provided in the performance stock award agreements. The named executive officers received cash dividends on 50% of the shares granted and had the right to vote the total shares granted during the performance period. With respect to the remaining shares that did not pay cash dividends, each year during the five year performance period, the named executive officers received a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “replacement shares.” The vesting of these “replacement shares” was subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% of such replacement shares vested at the end of the five year period instead of 2% per year over the five year period as with the original grant.

This award was made with the objective of providing a long term, performance based incentive to executives, aligning their interests with those of shareholders, rewarding long term career performance with equity compensation and increasing the level of management share ownership. In determining the level of performance shares granted and reserved, the Compensation Committee obtained recommendations regarding targeted levels of average annual value and total annual compensation from the third party compensation consultant in 2005. Based on the tally sheets and the compensation consultant recommendations, the annual value of the 2005 equity awards was intended to represent from 100% to 140% of annual compensation for 2005, depending upon the executive officer role. The Compensation Committee followed the consultant’s recommendations in determining target payouts and applied the recommendations to a five year program by dividing the annual target value by the share price on the meeting date and multiplying by five to arrive at the number of shares awarded. Performance thresholds and maximums were set at 55% and 145% of the target number. The Compensation Committee established these levels such that the executive officers would earn the target amount for this performance award if the performance levels were as anticipated.

The 2005 performance share grant vested on February 14, 2010. The number of shares that vested under the program totaled 88,987 for Ms. Moore and 44,059 for Mr. Lange. This represents 54.5% of target plus replacement shares that vested as noted above.

The Compensation Committee reviews this element of compensation annually to confirm that the long term award program is in line with the peer group and consistent with our compensation objectives. While it was the intent of the Compensation Committee to establish a five year compensation program with the 2005 performance share grants, the Compensation Committee reserved the right to review the program annually and make further adjustments at its discretion.

2004 Performance Share Grants

In accordance with provisions of our 1999 Stock Incentive Plan, in January 2004, the named executive officers received performance share awards of restricted stock that vested at the end of five years from the grant date, based on pre-defined performance criteria. Specifically, the Compensation Committee set certain threshold, target and maximum share amounts based on our achievement of targeted performance criteria over that period.

For 2004 the criteria were as follows:

	Weighting Factor	Criteria
Metric		Threshold	Target	Maximum
Total shareholder return relative to multifamily REIT peers	40%	40th percentile	60th percentile	75th percentile
FFO growth relative to multifamily REIT peers	40%	40th percentile	60th percentile	75th percentile
Stock multiple relative to multifamily REIT peers	20%	40th percentile	60th percentile	75th percentile

Executives had the right to vote and receive dividends on the maximum number of shares during the performance period, and under certain circumstances upon termination of employment, portions of the performance shares would have been earned in accordance with the terms of the agreements. The Compensation Committee established performance targets such that the executive officers would earn approximately 66% of the target performance share grant if performance was as anticipated. The 2004 performance share grant vested on January 22, 2009. The actual amount earned was approximately 52% of the target performance share grant, or 5,751 shares for Ms. Moore and 3,712 shares for Mr. Lange.

Long Term Awards—One-Time and Retention Grants—2008, 2009 and 2010

In February 2010, the Compensation Committee awarded Mr. Schissel a grant of restricted shares valued at $350,000 in connection with commencement of his employment. This award vests on February 1, 2013, subject to continued employment with us. In October 2008, the Compensation Committee awarded Mr. Dominiak a grant of restricted shares valued at $500,000 in connection with his employment agreement. The award vests annually over a three-year service period, with 25% vesting one year after commencement of employment, 25% vesting after year two, and the remaining 50% vesting upon three years of service.

During 2008, the Compensation Committee reviewed the updated Towers Perrin analysis, which revealed that expected long-term incentive values for Mr. Lange were below the median for the multifamily peer group. The analysis considered retention of key executives vis-à-vis long-term incentive values and overall compensation. Based on the results of the analysis and Mr. Lange’s contributions to the organization, the Compensation Committee determined to grant Mr. Lange a retention award of 20,000 shares in October 2008 that will vest in two years, subject to continuous employment with us.

In January 2009, the Compensation Committee reviewed the anticipated payout values of long term awards granted over the past several years and the level of performance vesting conditions present in outstanding BRE awards relative to market norms. According to current projections, the earlier grants are not expected to deliver the values originally anticipated by the Compensation Committee, and the existing grants are more performance oriented than the long-term incentive programs at many REITs. Because these earlier grants were designed with the intent of retaining key executives, the Compensation Committee determined to grant one-time retention awards of shares to Ms. Moore and Mr. Lange that vest based on both service and performance. In determining the size of the January 2009 retention grants, the Compensation Committee relied upon the recommendations of Towers Perrin and considered the level of the October 2008 grant to Mr. Lange. With respect to Ms. Moore, 50% of the shares cliff vest after two years of additional service, 25% cliff vest after five years of additional service, and 25% are performance based with vesting at the end of three years based on the average percentage achieved for her annual cash incentive individual business objectives during 2009, 2010 and 2011. With respect to Mr. Lange, 50% of the award cliff vests after five years of service and 50% vests after three years based the average percentage achieved for his annual cash incentive individual business objectives during 2009, 2010 and 2011.

Stock Options/ SARs

Until 2005, stock options and SARs were awarded annually following the close of each year. Stock options and SARs vested over a five year period for the named executive officers. This annual component of compensation was replaced by the long term performance grant made in 2005. No options or SARs were granted to executive officers from 2005 through 2009. The number of options and SARs held by each of our executive officers was considered in determining the level of performance share award granted in 2005. In January 2010, in connection with the end of the five-year compensation program established in 2005 and consistent with actions prevalent in both peer groups, the Compensation Committee determined to renew the use of stock options as a form of long-term incentive compensation. On January 27, 2010, the Compensation Committee granted 35,851, 24,608, 18,566, 13,828, and 13,342 stock options to Ms. Moore, Mr. Lange, Mr. Dominiak, Mr. Fanwick and Mr. Schissel, respectively. The Black Scholes value of the awards granted represents approximately 20% of the value of equity awards granted to executives in January 2010. The remaining 80% was awarded in the form of performance shares described above. The 2010 options vest ratably over four years subject to continued employment with us. In determining the size of the option grants, the Compensation Committee relied upon the recommendations of Towers Perrin.

Stock options and SARs are granted as soon as practicable after year end, once the Compensation Committee is able to review the recommendations of our compensation consultant and individual roles and responsibilities. All stock options and SARs are granted on the date the Compensation Committee and the Board approve the level of grant to be made. This timing is consistent with option and SAR grants made to general employees. The timing of option and SAR grants is prior to any release of non-public information to preclude affecting the value of executive compensation. In accordance with the provisions of the 1999 BRE Stock Incentive Plan, the exercise price of all options and SARs granted is equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth in share value of our Common Stock.

Long Term Bonus Arrangements

Under long term bonus arrangements entered into in January 2000, 2001 and 2002, the named executive officers were eligible to receive bonuses payable after terms of five years. The long term bonus arrangements represented our performance based variable component of compensation prior to implementation of the performance share grants. There are no remaining amounts outstanding under these long term bonus arrangements. Ms. Moore and Mr. Lange were eligible to receive up to $447,750 and $145,800, respectively in 2007 under the last remaining long term bonus arrangements. The actual amounts earned by Ms. Moore and Mr. Lange were approximately 30% of the target, or $115,833 and $37,718, respectively, and were calculated using a formula whereby: (i) up to 20% of the bonus amount was awarded based on BRE’s targeted same property growth in Net Operating Income; (ii) up to 50% of the bonus amount was awarded based on a targeted increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount was awarded based on a targeted FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria were measured against the 10 largest publicly traded multifamily REITs.

Amounts earned under the arrangements in 2007 are disclosed in the Summary Compensation Table. The potential long term bonus earnings under these arrangements were considered in determining the level of performance shares awarded under the 2005 compensation program.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by BRE in any year with respect to certain of our named executive officers. Certain performance-based compensation that has been approved by the shareholders is not subject to this deduction limit. BRE’s 1992 Employee Stock Option Plan and the 1999 BRE Stock Incentive Plan are qualified so that stock options and certain other awards under such plans are not subject to the deduction limitations of Section 162(m). However, certain other types of compensation payments and their deductibility depend on the timing of an executive officer’s vesting or exercise of previously granted rights, or on interpretations of changes in the tax laws and other factors beyond our control. Although we generally seek to preserve the federal income tax deductibility of compensation paid to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. For 2009, the Compensation Committee anticipates that there will be no deduction limitations for Section 162(m) for compensation to each of the named executive officers.

Section 4999 and Section 280G of the Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control and that we or our successors could lose an income tax deduction with respect to the payments subject to these excise taxes. We have not entered into any agreements with any executives that provide for a tax “gross up” or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code.

Section 409A of the Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. We have generally structured our programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

Post-Termination Compensation

Each of the named executive officers has an employment agreement with us whereby they will be paid certain amounts in the event of termination, as described in “Other Potential Post-Employment Payments” beginning on page 34. The terms and payout levels of the termination and change-in-control payment arrangements are largely consistent with those of the defined multifamily peer group and the other identified non-multifamily REITs, and fit within the Compensation Committee’s overall compensation objectives described above. The results of the Towers Perrin compensation study from 2006 revealed that BRE’s severance benefits in the event of a change in control were below current market practice in most areas prior to 2006, and the employment agreements were amended and restated to adjust post-termination benefits in 2006. While the Compensation Committee has implemented acceleration rights under a change in control, it has made a decision to have a “best net” payment rather than gross-up to the executive to cover excise taxes in the event of a change in control. Under a “best net” policy, in the event that the benefits provided for in the employment agreements, when aggregated with any other payments or benefits received by the named executives, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis. The Compensation Committee believes the “best net” arrangement best serves the interests of shareholders. The change-in-control payment arrangements did not affect decisions made regarding the other compensation elements. All of the employment agreements with named executive officers were amended in December 2008 to comply with Section 409A of the Code. The amendments provide for specified periods within which bonuses and termination payments must be made.

Other Elements of Compensation

BRE has a 401(k) defined contribution retirement plan covering all employees with more than two months of continuous full-time employment. BRE’s Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Code. Under the retirement plan, participating employees (including the named executive officers) may contribute up to 50% of their compensation, but not exceeding the amount allowed under applicable tax laws ($16,500 in calendar 2009). Participants over fifty years of age may contribute an additional $5,500 per year. In addition to employee elective deferrals, BRE matches 75% of the first 4% of the employee’s contributions, up to $7,350 per employee. All employees of BRE with two months of service are eligible to participate in the Retirement Plan. BRE’s contributions on behalf of employees who have been employed with us (including prior service for certain entities acquired by BRE) for at least five years are fully vested, with a pro rata portion vesting over each of the first five years of employment with us.

BRE also has a non-qualified deferred compensation plan whereby officers may defer up to 50% of their salary and bonus per year. BRE does not match any of these employee contributions. There were no earnings on non-qualified deferred compensation that were above-market or preferential. BRE does not have a pension plan.

BRE offers life insurance policies on behalf of its senior vice presidents and executive officers that upon death would pay an amount equal to one year’s base salary.

BRE does not offer any other elements of compensation or perquisites to its executives or Directors.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to BRE’s Chief Executive Officer and the other executive officers (the “named executive officers”) for the years ended December 31, 2009, 2008, and 2007.

		Annual Compensation		Long-Term Compensation Award
Name and Principal Position	Year	Salary($)	Cash Bonus ($) (1)	Restricted Stock Awards ($) (2)	Option/ SAR Awards ($) (3)	Non Equity Incentive Plan Compensation ($) (4)(5)	All Other Compensation ($) (6)(7)(8)	Total Compensation ($)
Constance B. Moore President and Chief Executive Officer	2009	$475,000	—	$3,072,647	—	$567,373	$270,713	$4,385,733
	2008	475,000	—	532,280	—	570,000	206,744	1,784,024
	2007	475,000	—	—	—	445,243	197,949	1,100,192

Edward F. Lange, Jr. Executive Vice President, Chief Operating Officer (9)	2009	$416,000	—	$2,044,829	—	$409,731	$189,919	$3,060,479
	2008	402,892	—	1,022,587	—	422,212	134,426	1,982,117
	2007	375,000	—	—	—	374,407	130,034	879,441

Stephen C. Dominiak Executive Vice President, Chief Investment Officer (10)	2009	$362,500	—	$814,395	—	$422,918	$56,711	$1,656,524
	2008	117,115	$120,833	500,013	—	—	8,730	746,961
	2007	—	—	—	—	—	—	—

Kerry Fanwick Executive Vice President, General Counsel & Secretary (11)	2009	$300,000	—	$561,641	—	$275,201	$40,611	$1,177,453
	2008	250,000		649,298	—	181,760	30,108	1,11,166
	2007	205,885	—	—	—	164,618	3,173	373,676

John A. Schissel Executive Vice President, Chief Financial Officer (since October 2009) (12)	2009	$72,500	$116,000	—	—	—	$21,999	$210,499

(1)	For Mr. Dominiak, represents the cash bonus paid in 2009 for service in 2008 pursuant to his employment agreement. For Mr. Schissel, represents the cash bonus paid in 2010 for service in 2009 pursuant to his employment agreement.
(2)	Reflects the grant date fair value of shares awarded to executives in each year. The grant date fair value of restricted share awards is calculated pursuant to FASB ACS Topic 718 using the assumptions described in the footnotes to our financial statements included in our Annual Report on Form 10-K. The terms of the 2009 awards are described below under “Performance Shares Granted During 2009” and, with respect to Ms. Moore and Mr. Lange, “Retention Awards.”
(3)	Reflects the grant date fair value of options/SARs awarded in each year. The grant date fair value of option/SAR awards is calculated pursuant to FASB ACS Topic 718, using the assumptions described in the footnotes to our financial statements included in our Annual Report on Form 10-K. No options were granted to executives for the period 2007 through 2009.
(4)	Includes annual cash incentive bonuses. Bonuses disclosed represent annual cash incentive bonuses earned by the executive during the respective year, but paid in the following year.
(5)	Includes the dollar value of amounts earned by the named executives under Long Term Bonus Arrangements. Such earnings are reported in the year earned, at the conclusion of a five year performance period.
(6)	Consists of matching contributions to BRE’s defined contribution retirement plan (401(k) Plan) made by BRE on behalf of the named executive officers. Matching contributions were a maximum of $7,350 for 2009, $6,900 for 2008, and $6,750 for 2007. Other than the 401(k) Plan, there is no other company contribution for deferred compensation or retirement programs. Also includes life insurance premiums paid on behalf of Messrs. Lange, Dominak and Fanwick in the amount of $1,359 each for 2009. For Mr. Schissel, also includes relocation expenses associated with his employment totaling $21,999.
(7)	For all executive officers, also includes dividends paid on restricted shares for each year reported. Ms. Moore earned $263,363, $199,844, and $190,449 of dividend income on restricted shares outstanding for 2009, 2008, and 2007, respectively. Mr. Lange earned $171,945, $116,102, and $112,411 of dividend income on restricted shares outstanding for 2009, 2008, and 2007, respectively. Mr. Dominiak earned $48,002 and $8,654 of dividend income on restricted shares outstanding for 2009 and 2008, respectively. Mr. Fanwick earned $31,902 and $22,987 of dividend income on restricted shares outstanding for 2009 and 2008, respectively.
(8)	Includes dividend income received on shares held as collateral for stock loans and options that have dividend rights. All stock loans matured and were repaid in full by July 2007. The following amounts reflect such dividends received, net of interest paid on stock loans:

	2009	2008	2007
Ms. Moore	$—	$—	$750
Mr. Lange	9,265	11,118	10,873

(9)	Mr. Lange became our Chief Operating Officer effective January 29, 2007. He was elected to the Board of Directors effective July 28, 2008. He also served as Chief Financial Officer from November 2008 through October 2009.

(10)	Mr. Dominiak was appointed Executive Vice President, Chief Investment Officer effective September 2, 2008. 2008 compensation reflects his partial service during that year. Mr. Dominiak was compensated based on an annual salary of $362,500.
(11)	Mr. Fanwick was appointed Senior Vice President, General Counsel and Secretary on February 1, 2007. He was promoted to Executive Vice President effective July 28, 2008.
(12)	Mr. Schissel was appointed Executive Vice President, Chief Financial Officer effective October 5, 2009. Compensation reflects his partial service during 2009.

Grants of Plan-Based Awards for 2009

The following table sets forth the following plan-based awards granted in 2009: (i) minimum, target and maximum payouts under the annual cash incentive bonuses for 2009, described above on page 18; (ii) threshold, target and maximum number of shares to be awarded under performance shares granted in January 2009, described above on page 22; and (iii) one-time retention grants awarded to Ms. Moore and Mr. Lange in 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Constance B. Moore	n/a	—	570,000	1,140,000	—	—	—	—	—
	1/29/2009	—	—	—	15,909	31,818	63,636	—	—
	1/29/2009	—	—	—	—	—	—	21,212	1,572,625
	1/29/2009	—	—	—	—	14,205	—	—	—
	1/29/2009	—	—	—	—	—	—	42,614	1,500,022
Edward F. Lange, Jr.	n/a	—	457,600	915,200	—	—	—	—	—
	1/29/2009	—	—	—	10,570	21,140	42,280	—	—
	1/29/2009	—	—	—	—	—	—	14,093	1,044,842
	1/29/2009	—	—	—	—	18,939	—	—	—
	1/29/2009	—	—	—	—	—	—	18,939	999,987
Stephen C. Dominiak	n/a	—	362,500	725,000	—	—	—	—	—
	1/29/2009	—	—	—	8,239	16,477	32,954	—	—
	1/29/2009	—	—	—	—	—	—	10,985	814,395
Kerry Fanwick	n/a	—	240,000	480,000	—	—	—	—	—
	1/29/2009	—	—	—	5,682	11,363	22,726	—	—
	1/29/2009	—	—	—	—	—	—	7,576	561,641
John A. Schissel (3)	n/a	—	116,000	n/a	—	—	—	—	—

(1)	Estimated payouts for 2009 under the annual cash incentive bonus described above on page 18. Actual payments received by these named executive officers for 2009 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)	Represents the full grant date fair value of the awards determined in accordance with FASB ACS Topic 718. The valuation assumptions used in the determining these amounts are described in the footnotes to our financial statements included in our Annual Report and Form 10-K.
(3)	Mr. Schissel joined the company October 5, 2009. Target bonus amount reflects bonus paid for 2009 under the provisions of his employment agreement.

Performance Shares Granted During 2005

During 2004 and 2005, the Compensation Committee conducted an evaluation of the Company’s long term incentive compensation program for executive officers, which included the use of an independent consultant. Following the evaluation, the Compensation Committee and Board adopted a long term incentive award program for executive officers that established a five year performance period. During 2005, the Compensation Committee approved, and the named executive officers received, under the 1999 BRE Stock Incentive Plan, the grants of restricted stock listed in the table below under “Granted.” The program was heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares at the end of the fifth year included FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares initially granted represented target performance, as defined in the agreements. In addition, the supplemental shares listed below under “Reserved” were reserved for the named executive officers in the event target level performance was exceeded. If the performance metrics were not achieved, the shares did not vest. The shares originally granted in excess of the amount actually earned in February 2010 were forfeited back to the Company. None of the reserved shares were granted at the end of the performance period.

	Performance Share Awards
Name	Granted	Reserved	Actual Earned
Constance B. Moore	146,162	59,196	88,987
Edward F. Lange, Jr.	72,368	29,309	44,059

During the performance period, the named executive officers received cash dividends on approximately 50% of the shares granted and had the right to vote the total shares granted during the performance period. With respect to the remaining shares that did not have dividend rights, each year during the five year performance period, the named executive officers received a grant of restricted stock in an amount equal to the dividends not paid, or “replacement shares.” The vesting of these “replacement shares” was subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% of such “replacement shares” vested at the end of the five-year period instead of 2% per year over the five year period as with the original grant. See “Compensation Discussion and Analysis—Elements of Compensation—Long Term Awards—Performance Share Grants—2004, 2005, 2008, 2009 and 2010” for additional information.

The 2005 performance shares vested on February 14, 2010. The number of shares that vested under the program totaled 88,987 for Ms. Moore and 44,059 for Mr. Lange. This represents 54.5% of target plus replacement shares that vested as noted above.

Performance Shares Granted During 2009

As described above, the Compensation Committee reviews each element of compensation annually. The Compensation Committee determined to grant performance shares to Ms. Moore, Mr. Lange, Mr. Dominiak and Mr. Fanwick in January 2009 based on their individual roles and responsibilities, their contributions to the organization during 2008, and other considerations. The awards are weighted on the achievement of performance metrics, with 40% vesting over the four year period (10% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares at the end of the fourth year include relative total shareholder return versus both the RMS and BRE’s peer group as defined above, and EVA spread. The shares granted represent target performance, as defined in the agreements. In addition, supplemental shares are reserved for the named executive officers in the event target level performance is exceeded. Dividends will be paid quarterly on the time vested shares. With respect to the remaining shares that do not pay cash dividends, each quarter during the four year performance period, the named executive officers accrue restricted stock in an amount equal to the dividends not paid on those shares, or “earned dividend shares.” The vesting of these “earned dividend shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2009 grants.

Retention Awards Granted During 2009

In January 2009, the Compensation Committee reviewed the anticipated payout values of long term awards granted over the past several years and the level of performance vesting conditions present in outstanding BRE awards relative to market norms. According to those projections, the earlier grants were not expected to deliver the values originally anticipated by the Compensation Committee, and the existing grants were more performance oriented than the long-term incentive programs at many REITs. Because these earlier grants were designed with the intent of retaining key executives, the Compensation Committee determined to grant one-time retention awards of shares to Ms. Moore and Mr. Lange that vest based on both service and performance. In determining the size of the January 2009 retention grants, the Compensation Committee relied upon the recommendations of Towers Perrin and considered the level of the October 2008 grant to Mr. Lange. With respect to Ms. Moore, 50% of the shares cliff vest after two years of additional service, 25% cliff vest after five years of additional service, and 25% are performance based with vesting at the end of three years based on the average percentage achieved for her annual cash incentive individual business objectives during 2009, 2010 and 2011. With respect to Mr. Lange, 50% of the award cliff vests after five years of service and 50% vests after three years based the average percentage achieved for his annual cash incentive individual business objectives during 2009, 2010 and 2011.

Outstanding Equity Awards at December 31, 2009

The following table sets forth: (i) the total number of all outstanding unexercised options held by the named executive officers at the end of 2009; (ii) the exercise price of all such unexercised options; (iii) the option expiration date of all such unexercised options; (iv) the total number of restricted shares with time-based vesting held by the named executive officers at the end of 2009; (v) the market value of such restricted shares based on the closing share price of BRE common stock on December 31, 2009; (vi) the total number of restricted shares awarded to the named executive officer under an equity incentive plan that have not yet been earned (performance shares); and (vii) the market value of such unearned incentive shares based on the closing share price of BRE common stock on December 31, 2009.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Constance B. Moore	—	—	—	—	70,302	(1)	$2,325,590	184,677	(2)	$6,109,115
	25,000	—	$29.85	7/12/2012	—		—	—		—
	25,000	—	29.79	1/24/2013	—		—	—		—
	100,000	—	32.45	1/22/2014	—		—	—		—
Edward F. Lange, Jr.	—	—	—	—	56,969	(3)	1,884,535	110,185	(4)	3,644,920
	32,942	—	29.47	6/25/2010	—		—	—		—
	8,948	—	32.97	6/25/2010	—		—	—		—
	6,689	—	31.10	6/25/2010	—		—	—		—
	20,000	—	28.70	2/18/2011	—		—	—		—
	4,360	—	32.97	2/18/2011	—		—	—		—
	40,000	—	29.16	1/26/2012	—		—	—		—
	50,000	—	29.79	1/24/2013			—	—		—
	65,000	—	32.45	1/22/2014	—		—	—		—
Stephen C. Dominiak	—	—	—	—	22,523	(5)	745,061	16,477	(6)	545,059
Kerry Fanwick	—	—	—	—	17,015	(7)	598,435	16,007	(8)	529,512
John A. Schissel	—	—	—	—	—		—	—		—

The market value of BRE’s Common Stock at December 31, 2009 was $33.08 per share.

(1)	With respect to 2,923 shares, award vested ratably over 5 years with final vesting on February 14, 2010. With respect to 3,553 shares, award vests ratably over 4 years with final vesting on January 30, 2012. With respect to 28,409 shares, award vests on January 29, 2013. With respect to 21,212 shares, award vests ratably over 4 years with final vesting on January 30, 2013. With respect to 14,205 shares, award vests on January 29, 2014.
(2)	Awards cliff vest 3 to 5 years from grant date based on performance, if target performance levels are achieved: 131,546 shares vest on February 14, 2010; 7,108 shares vest on January 30, 2012; 14,205 shares vest on January 29, 2012; and 31,818 shares vest on January 29, 2013.

(3)	With respect to 1,449 shares, award vested ratably over 5 years with final vesting on February 14, 2010. With respect to 20,000 shares, award vests on October 23, 2010. With respect to 2,488 shares, award vests ratably over 4 years with final vesting on January 30, 2012. With respect to 14,093 shares, award vests ratably over 4 years with final vesting on January 29, 2013. With respect to 18,939 shares, award vests on January 29, 2014.
(4)	Awards cliff vest 3 to 5 years from grant date based on performance, if target performance levels are achieved: 65,131 shares vest on February 14, 2010, 4,975 shares vest on January 30, 2012, 18,939 shares vest on January 29, 2012, and 21,140 shares vest on January 29, 2013.
(5)	Awards vest over three to four years of service: 3,846 shares vest on October 23, 2010; 7,692 shares vest on October 23, 2011; and 10,985 shares vest ratably over 4 years with the final vesting on January 29, 2013.
(6)	Award cliff vests on January 29, 2013, based on performance.
(7)	With respect to 7,107 shares, awards vest January 30, 2011. With respect to 2,332 shares, awards vest ratably over 4 years with final vesting on January 30, 2012. With respect to 7,576 shares, awards vest ratably over 4 years with final vesting on January 29, 2013.
(8)	Awards cliff vest 4 years from grant date based on performance, if target levels are achieved: 4,644 shares vest on January 20, 2012, and 11,363 shares vest on January 29, 2013.

Option Exercises and Stock Vested in 2009

The following table sets forth, for each of the named executive officers: (i) the number of shares acquired upon exercise of options/SARs during 2009; (ii) the value realized upon such exercise, calculated by subtracting the total exercise price from the market value of BRE stock on the date of exercise; (iii) the number of shares acquired upon vesting of restricted stock during 2009; and (iv) the value realized upon such vesting, based on the market value of BRE stock on the date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Constance B. Moore	—	—	9,859	$236,317
Edward F. Lange, Jr.	—	—	5,988	144,853
Stephen C. Dominiak	—	—	3,846	110,688
Kerry Fanwick	—	—	778	19,753
John A. Schissel	—	—	—	—

Post-Employment Compensation

Pension Benefits

BRE does not have a defined benefit pension plan. However, as described above, named executive officers are eligible to participate in our 401(k) plan.

Nonqualified Deferred Compensation

BRE has a defined contribution, non-qualified deferred compensation plan, under which vice presidents and above may contribute up to 50% of their annual salary and bonus. BRE does not match these contributions. The performance of investments in the nonqualified deferred compensation plan will mirror the investment performance of mutual funds. Contributions are determined by executive election and reflect a percentage of their salary or bonus that they elect to defer and contribute to this plan. Executive contributions are made to funds that match those available in the company’s 401(k) plan. The measures for calculating interest or other plan earnings are determined by the third party plan administrator and relate directly to appreciation of the related mutual funds. Interest rates will vary by executive officer based on the mix of mutual funds selected by each executive officer. Distributions from the plan will generally be made upon the participant’s termination of employment with us or on other designated distribution dates.

Name	Executive Contributions in 2009 ($)	BRE Contributions in 2009 ($)	Aggregate Gain in 2009 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2009 ($) (2)
Constance B. Moore	—	—	—	n/a	—
Edward F. Lange, Jr.	$62,221	—	$63,033	n/a	$269,920
Stephen C. Dominiak	—	—	—	n/a	—
Kerry Fanwick	—	—	—	n/a	—
John A. Schissel		—		n/a

(1)	Aggregate gain in 2009 represents the unrealized gain reported by the administrator of BRE’s non-qualified deferred compensation plan. Such gains represent unrealized appreciation on the underlying investments during 2009 based on net increases and decreases in value of the mutual funds selected by the executive.
(2)	All amounts deferred by the named executives have been included in the Summary Compensation Table in the year the related salary or bonus was earned.

Other Potential Post-Employment Payments

Each of the named executive officers has an employment agreement with BRE whereby each will be paid a certain amount in the event of termination under specified circumstances. All of the employment agreements with named executive officers were amended in December 2008 to comply with Section 409A of the Code. The amendments generally provide for specified periods within which bonuses and termination payments must be made and make other technical changes to help ensure compliance with Section 409A of the code.

Voluntary Termination/ Termination for Cause/ Retirement

In the event of voluntary termination by an executive or termination by BRE for cause (which does not occur within 12 months following a change in control), BRE will not be obligated to provide the terminating executives with any compensation or other benefits after the date of termination.

Vested options will be exercisable for a period of 90 days following termination and will expire at the end of that period, unless the executive’s termination relates to retirement as defined in the 1999 BRE Stock Incentive Plan. In the case of retirement at age 55 or higher, executives will have 12 months to exercise any options that were vested at the retirement date. If the sum of the executive’s age and years of service is greater than or equal to 65, the executive gives at least 12 months’ advance written notice, and the executive’s age is not less than 55, a percentage of then unvested options will become vested upon retirement and such vested options will remain outstanding until the expiration of the original option term. The percentage that will vest increases with age as follows, pro rated if retirement is between the listed ages:

Age at Retirement	Percentage of unvested options that will vest upon Retirement
55	0%
56	20%
57	40%
58	60%
59	80%
60 and higher	100%

Additionally, upon retirement the 2008 and 2009 performance shares would vest using the most recent quarter ended prior to retirement as the performance vesting date, and prorating both the performance shares earned and time vesting shares based on the number of quarters completed within the four year vesting period. A pro rata portion of the retention shares awarded to Ms. Moore and Mr. Lange in January 2009 would also vest. The retention shares awarded to Mr. Lange in October 2008, and the restricted shares awarded to Mr. Dominiak and Mr. Schissel would fully vest.

Death or Disability

In the event of termination upon death or disability, the executive will be paid a lump sum amount equal to the estimated annual bonus that would have been earned for that year, calculated on a pro rata basis through the date of death or disability.

The executive (or his or her beneficiary in the event of the executive’s death) will have 12 months to exercise options that were vested at the date of termination. If such death or disability occurs within 12 months after a change in control, the named executive will also receive a lump sum payment equal to the average annualized bonus the executive received during the term of the employment agreement, pro rated based on the number of days between the change in control and the date of death or disability.

Additionally, a number of the unvested 2009 and 2008 performance shares would vest equal to 25% of the unvested shares plus an additional 25% of these shares for each full year that has elapsed between the grant date and the date of termination. A pro rata portion of the retention shares awarded to Ms. Moore and Mr. Lange in 2009 would also vest. With respect to the retention shares awarded to Mr. Lange in October 2008, 50% of the shares would vest if death or disability occurred within one year of the grant date, and 100% would vest if death or disability occurred within two years of the grant date. With respect to the restricted shares awarded to Mr. Dominiak and Mr. Schissel, 50% of the shares would vest if death or disability occurred within one year of the grant date, 75% would vest if death or disability occurred between the first and second anniversary of the grant date, and 100% would vest upon death or disability two years after the grant date.

Termination by BRE Other than for Good Cause

In the event of termination by BRE other than for good cause (which does not occur within 12 months following a change in control), the executive will be paid a lump sum payment equal to the sum of: (i) the estimated annual bonus that would have been earned for that year, calculated on a pro rata basis to the termination date; (ii) his or her then annual base salary; plus (iii) the average of his or her annual bonus earned for the preceding two years. If the executive terminates before having been employed for two full years, the lump sum payment would be equal to: (i) the sum of base salary and target bonus if terminated before the first full year, or (ii) the sum of base salary and the bonus awarded in the preceding year if terminated after the first full year but before the end of the second full year of employment. The executives would have 90 days to exercise any options that were vested on the termination date.

Additionally, the 2008 and 2009 performance shares would vest using the most recent quarter ended prior to termination as the performance vesting date, and prorating both the performance shares earned and time vesting shares based on the number of quarters completed within the four year vesting period. These amounts would only be paid if the executive provided the company with a full and complete release of all known and unknown claims against the company and its representatives. Additionally, a pro rata portion of the retention shares awarded to Ms. Moore and Mr. Lange in January 2009 would vest. The retention shares awarded to Mr. Lange in October 2008, and the restricted shares awarded to Mr. Dominiak and Mr. Schissel would fully vest.

Change in Control—Voluntary Termination without Good Reason

In the event of voluntary termination without good reason by the executive within 12 months following a change in control, the executive will be paid a lump sum payment equal to the sum of: (i) the average annualized bonus the executive received during the term of the employment agreement, pro rated based on the number of days between the change in control and termination; (ii) the estimated annual bonus the executive would have earned for that year, calculated on a pro rata basis through the date of termination; (iii) 100% of his or her then annual base salary; plus (iv) the average of the annual bonus awarded in the prior two years. The amounts in (iii) and (iv) above would only be paid if the executive provided 90 days’ written notice of termination and assisted with the transition during that period.

Change in Control—Voluntary Termination with Good Reason or Termination by Company other than For Cause

In the event of termination within 12 months following a change in control due to either voluntary termination with good reason by the executive or termination by the company other than for cause, the executive will be paid a lump sum equal to: (i) the estimated annual bonus the executive would have earned for that year, calculated on a pro rata basis through the date of termination; plus (ii) two times the sum of his or her then annual base salary and the average of the annual bonuses earned for the preceding two years. In addition, the performance shares granted in 2009 and 2008, the retention awards granted to Ms. Moore and Mr. Lange, the restricted shares awarded to Mr. Dominak and Mr. Schissel, and all outstanding unvested options would vest. These amounts would only be paid if the executive provided the company with a full and complete release of all known and unknown claims against the company and its representatives.

“Best Net” Policy

In the event that the benefits provided for in the employment agreements, when aggregated with any other payments or benefits received by the named executives, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

The following tables reflect the amounts that would have been paid under these provisions to each named executive officer upon termination on December 31, 2009, including lump sum payments and other benefits. The amounts disclosed represent our best estimate of the maximum amount that would have been paid to each executive upon termination on that date. As discussed above, the company has a “best net” policy, such that the amount calculated and disclosed could be reduced to an amount that would not trigger payment of excise tax.

Constance B. Moore

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$475,000	$—	$475,000	$950,000
Bonus	—	n/a	—	567,373	1,017,078	1,017,078	1,466,783	1,466,783
Share Vesting (2)	—	n/a	—	3,909,214	3,788,762	3,227,874	406,456	8,434,738
Option Vesting	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$4,476,587	$5,280,840	$4,244,952	$2,348,239	$10,851,521

Edward F. Lange, Jr.

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability (3)	Termination other than for Cause	Death or Disability (3)	Termnation without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$416,000	$416,000	$416,000	$416,000	$832,000
Bonus	—	n/a	—	409,731	789,182	789,182	1,168,632	1,168,632
Share Vesting (2)	—	n/a	—	2,612,461	2,528,138	2,382,744	931,648	5,529,454
Option Vesting	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$3,438,192	$3,733,320	$3,587,926	$2,516,280	$7,530,086

Stephen C. Dominiak

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability (3)	Termination other than for Cause	Death or Disability (3)	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$362,500	$362,500	$362,500	$362,500	$725,000
Bonus	—	n/a	—	422,918	845,836	845,836	1,268,754	1,268,754
Share Vesting (2)	—	n/a	—	464,962	592,196	464,962	592,196	1,290,153
Option Vesting	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$1,250,380	$1,800,532	$1,673,298	$2,223,450	$3,283,907

Kerry Fanwick

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability (3)	Termination other than for Cause	Death or Disability (3)	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$300,000	$300,000	$300,000	$300,000	$600,000
Bonus	—	n/a	—	275,201	448,390	482,394	655,583	621,579
Share Vesting (2)	—	n/a	—	436,281	357,236	436,281	145,161	1,093,029
Option Vesting	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$1,011,482	$1,105,626	$1,218,675	$1,100,744	$2,314,608

John A. Schissel

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability (3)	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$290,000	$—	$290,000	$580,000
Bonus	—	n/a	—	116,000	348,000	232,000	464,000	580,000
Share Vesting (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Option Vesting	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$116,000	$638,000	$232,000	$754,000	$1,160,000

(1)	None of the named executive officers are of the age to qualify for retirement under the BRE plans.
(2)	Represents the dollar value of unvested shares that would have vested upon termination under the provisions of the performance or restricted share agreements, assuming termination on and performance through December 31, 2009. The shares that would have been earned are valued at our closing price per share on December 31, 2009, or $33.08.
(3)	For Messrs. Lange, Dominiak and Fanwick, salary paid upon death or disability includes a payment that would be made under the life insurance policy obtained in 2008. Such payment would be equal to base salary upon death.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BRE’s Directors and executive officers, and persons who own more than 10 percent (10%) of a registered class of its equity securities, to file with the

Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of BRE.

To BRE’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to BRE’s officers, Directors and greater than 10 percent shareholders were complied with.

Compensation Policies and Practices As They Relate to Risk Management

Management and the Board have reviewed our compensation policies and practices for our employees as they relate to our risk management and we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the company in the future. The Compensation Committee and Management have established a compensation program for all employees that does not incentivize the taking of unnecessary and excessive risks that could threaten the value of the company. As described above, the Compensation Committee has also designed a compensation program for executive officers so as to provide an appropriate balance between cash vs. equity, service vs. incentive, and short-term vs. long-term compensation, and has awarded equity grants that are balanced between time-based and performance based vesting. We believe that this blend of components, along with required share ownership, provides our leadership team with the appropriate incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the value of the Company. There are no ‘guaranteed’ bonuses, other than those paid for partial years in connection with an executive’s commencement of employment. The performance metrics for annual incentive and long-term equity awards do not rely on a single financial measure and are balanced between company and individual objectives. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since awards are staggered and subject to long-term vesting and performance schedules to help ensure that executives have significant value tied to long-term stock price performance. The Compensation Committee has the discretion to modify awards if appropriate and approves actual amounts awarded under the performance grants.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to BRE’s periodic filings with the SEC. In addition, the potential post-employment payments which are payable pursuant to these agreements are described above in “Other Potential Post-Employment Payments” beginning on page 34.

Ms. Moore

On November 20, 2006, Ms. Moore and the Company entered into an amended and restated employment agreement effective as of January 1, 2005. This agreement amends and restates, in its entirety, the employment agreement dated July 11, 2002, which was amended on January 1, 2003. Ms. Moore is employed at will by BRE effective January 1, 2005 and continuing thereafter until terminated. Under the terms of the agreement, Ms. Moore remains President and Chief Executive Officer. The terms of the agreement are as follows:

Base Salary.    Ms. Moore received a stated base salary of $400,000 per year through 2006. Her salary was increased to $475,000 for 2007 and remains at that level currently. The Compensation Committee reserves the right to review base salaries on an annual basis and may adjust the base salary based on relevant circumstances.

Annual Incentive Bonus.    For 2009, Ms. Moore was eligible to receive an annual performance based bonus with a minimum threshold of 0% of base salary and a maximum range of 240% of base salary, targeted at 120% of base salary and based on achievement of predefined operating or performance criteria established by the Board (the “Annual Criteria”).

Long Term Incentive Awards.    Under Ms. Moore’s employment agreement, she is eligible to receive long term incentive awards at the discretion of the Board. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long term compensation as determined by the Board in its sole discretion.

Benefits.    During the term of the agreement, BRE has agreed to pay the premiums on a term life insurance policy covering and for the benefit of Ms. Moore with a face amount equal to 100% of her base salary. Ms. Moore has elected not to participate in this program to date. Ms. Moore is also entitled to participate in other benefit plans as are generally provided by BRE to its other officers.

In addition, Ms. Moore has signed other compensation related agreements, the significant terms of which follow:

Stock Options.    On July 11, 2002, Ms. Moore was granted an option to purchase 125,000 shares of the Company’s common stock at an exercise price of $29.85 per share, which vested in equal installments over five years. Ms. Moore was also awarded annual stock option grants in 2003 and 2004 that vested in equal installments over five years. Ms. Moore was awarded a stock option grant in January 2010 that vests in equal installments over four years.

Restricted Stock.    Under her original employment agreement, if, at any time prior to December 31, 2002, Ms. Moore purchased BRE common stock, she was to be awarded restricted stock from the Company in the ratio of one share for each 10 shares of common stock purchased, up to a limit of $500,000. Such restricted shares were to vest at the end of three years. Ms. Moore was granted 1,700 shares under this provision, which vested in December 2005.

On January 29, 2009, Ms. Moore received a retention grant of 56,819 shares of restricted stock. Fifty percent of the shares cliff vest at the end of two years, subject to continuous employment with the Company. Vesting of 25% of the shares occurs at the end of five years, subject to continuous employment with the Company. Vesting of the remaining 25% is based on the achievement of performance metrics at the end of a three-year performance period. The performance criteria linked to the vesting of these shares, at the end of the third year, are based on the average percentage achieved for Ms. Moore’s annual cash incentive individual business objectives during 2009, 2010 and 2011. The shares granted represent maximum performance. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares and will accrue on the performance based shares, with payment at the end of the three year period based on the actual shares earned.

Long Term Bonus Arrangement.    Under a Long Term Bonus Arrangement entered into in July 2002, Ms. Moore was eligible to receive a bonus payable after five years of up to $447,750. Ms. Moore received $115,833 under this arrangement in July 2007. The bonus amount awarded was calculated using a formula whereby: (i) up to 20% of the bonus amount was awarded based on BRE’s targeted same property growth in NOI; (ii) up to 50% of the bonus amount was awarded based on a targeted increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount was awarded based on a targeted FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria was measured against the 10 largest publicly traded multifamily REITs.

Performance Shares.    Under a Performance Share Agreement entered into in February 2005, Ms. Moore received a grant of 146,162 shares of restricted stock. Vesting of the shares was heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares at the end of the fifth year included FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares originally granted represented target performance, as defined in the agreement. In addition, 59,196 shares were reserved for Ms. Moore in the event target level performance was exceeded. If the threshold performance metrics were not achieved, none of the performance shares would vest. All shares originally granted in excess of the amount actually earned in February 2010 were forfeited back to the Company. During the performance period, Ms. Moore received cash dividends on 50% of the shares granted and had the right to vote the total shares granted during the performance period. With respect to the remaining shares that did not have dividend rights, each year during the five year performance period, she received a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “replacement shares.” The vesting of these “replacement shares” was subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% vested at the end of the five year period instead of 2% per year over the five year period as with the original grant. See “Compensation Discussion and Analysis—Elements of Compensation—Long Term Awards—Performance Share Grants—2004, 2005, 2008, 2009 and 2010” for additional information.

Under performance share agreements entered into in 2003 and 2004, Ms. Moore received grants of 4,500 and 11,000 shares of restricted stock, respectively, which vested at the end of five years and included full dividend rights. The performance shares granted in 2004 vested on January 22, 2009, based on BRE’s achievement of specified performance criteria over that period in the following areas: total shareholder return relative to multifamily REIT peers, FFO growth relative to multifamily REIT peers, and stock multiple relative to multifamily REIT peers. There were similar peer group criteria for the 2003 grant, which vested on January 23, 2008.

In January 2008, Ms. Moore received a grant of 11,846 shares of restricted stock. Vesting of 60% of the shares is based on the achievement of performance metrics, with 40% of the grant vesting ratably over the four year period (10% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, include FFO growth, total shareholder return relative to the MSCI US REIT Index (RMS) and average EVA spread above the Weighted Average Cost of Capital (WACC). The shares granted represent target performance, as defined in the agreement. In addition, supplemental shares are reserved for the Ms. Moore in the event target level performance is exceeded. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares. With respect to the remaining shares that do not pay cash dividends, each quarter during the four year performance period, Ms. Moore receives a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “earned dividend shares.” The vesting of these “earned dividend shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2008 grant.

In January 2009, Ms. Moore received a grant of 53,030 shares of restricted stock. Vesting of 60% of the shares is based on the achievement of performance metrics, with 40% of the grant vesting ratably over the four year period (10% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, include total shareholder return relative to the MSCI US REIT Index (RMS), total shareholder return relative to a defined peer group, and average EVA spread above the Weighted Average Cost of Capital (WACC.) The shares granted represent target performance, as defined in the agreement. In addition, supplemental shares are reserved for Ms. Moore in the event target level performance is exceeded. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares. With respect to the remaining shares that do not pay cash dividends, each quarter during the four year performance period, Ms. Moore receives a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “earned dividend shares.” The vesting of these “earned dividend shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2009 grant.

In January 2010, Ms. Moore received a grant of 33,978 shares of restricted stock. Vesting of 50% of the shares is based on the achievement of performance metrics, with 50% of the grant vesting ratably over the four year period (12.5% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, include total shareholder return relative to the MSCI US REIT Index (RMS), total shareholder return relative to a defined peer group, and average EVA spread above the Weighted Average Cost of Capital (WACC.) The shares granted represent target performance, as defined in the agreement. In addition, supplemental shares are reserved for Ms. Moore in the event target level performance is exceeded. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares. With respect to the remaining shares that do not pay cash dividends, each quarter during the four year performance period, Ms. Moore receives a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “earned dividend shares.” The vesting of these “earned dividend shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2010 grant.

Mr. Lange, Mr. Dominiak, Mr. Fanwick and Mr. Schissel

Mr. Lange has an amended and restated employment agreement similar to Ms. Moore’s employment agreement, entered into on November 20, 2006 and effective as of January 1, 2005. The agreement provides for at will employment commencing on January 1, 2005 and continuing thereafter until terminated. Messrs. Fanwick, Dominiak and Schissel have similar employment agreements, entered into effective as of February 1, 2007, September 2, 2008, and August 11, 2009, respectively. The agreements provide for at will employment commencing on February 1, 2007, September 2, 2008, and October 5, 2009, respectively, and continuing thereafter until terminated. Certain material terms of the agreements are as follows:

Base Salary.    Through 2006, Mr. Lange received a stated base salary of $300,000. His salary for 2007 was increased to $375,000. Messrs. Dominiak, Fanwick and Schissel joined the company with base salaries of $362,500, $250,000, and $290,000, respectively. The Compensation Committee reserves the right to review base salaries on an annual basis and may adjust the base salaries based on relevant circumstances. For 2008, the Compensation Committee determined to increase the salary for Mr. Lange to $400,000. For 2009, the Compensation Committee determined to increase the salaries for Messrs. Lange and Fanwick to $416,000 and $300,000, respectively. There were no adjustments to base salary for 2010.

Annual Incentive Bonus.    Executive officers are eligible to receive an annual incentive bonus that is performance based with a specific target bonus level. For Mr. Lange, the target level was 110% of base salary for 2009. For Mr. Dominiak, the target level was 100% of base salary for 2009. For Mr. Fanwick, the target level was 80% of base salary for 2009. For Mr. Schissel, the level paid was 50% of base salary for 2009 under the provisions of his employment agreement. The amount of the annual bonus is based on the achievement of predefined operating or performance criteria established by the Board of Directors with a minimum threshold of 0% of base salary and a maximum range of 200% of the target levels set forth above.

Long Term Incentive Awards.    Under the employment agreements, the named executive officers are eligible to receive long term incentive awards at the discretion of the Board. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long-term compensation as determined by the Board in its sole discretion.

Benefits.    During the term of the agreement, BRE has agreed to pay the premiums on term life insurance policies covering and for the benefit of vice presidents and above, with face amounts equal to 100% of base salary. Messrs. Lange, Dominiak and Fanwick currently participate in this program. The named executive officers are also entitled to participate in other benefit plans as are generally provided by BRE to its other officers.

In addition, the officers have signed other compensation related agreements, the significant terms of which follow:

Performance Shares.    Mr. Lange entered into performance share agreements with BRE in 2005, 2004 and 2003. In January 2008, Mr. Lange and Mr. Fanwick entered into additional performance share agreements with

BRE. In January 2009, Messrs. Lange, Dominiak and Fanwick entered into additional performance share agreements with BRE. In January 2010, Messrs. Lange, Dominiak, Fanwick and Schissel entered into performance share agreements with BRE. The vesting, performance criteria and other terms of these agreements are similar to those described under Ms. Moore’s employment agreement above. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Awards—Performance Share Grants—2004, 2005, 2008, 2009 and 2010” for additional information.

Long Term Bonus Arrangements.    Under separate Long Term Bonus Arrangements, Mr. Lange was also eligible to receive a maximum bonus after five years in an amount equal to the principal amount of the stock loans granted in 2000, 2001 and 2002. Payment of the long term bonus arrangements was determined based on performance of the Company over the five year period, under terms similar to Ms. Moore’s Long Term Bonus Arrangement discussed above.

Restricted Stock.    On October 23, 2008, the Company awarded Mr. Lange a retention grant of 20,000 shares of restricted stock that cliff vest at the end of two years. In connection with his employment, the Company awarded Mr. Dominiak a grant of 15,384 shares of restricted stock on October 23, 2008. Twenty-five percent of the shares vest after one year of service, 25% vest after two years of service, and the remaining 50% vests at the end of three years of continued employment with BRE. In connection with his employment, the company awarded Mr. Fanwick a grant of 7,107 shares of restricted stock that cliff vest on January 30, 2011, subject to his continued employment with BRE. In connection with his employment, the Company awarded Mr. Schissel a grant of 10,829 shares of restricted stock on February 1, 2010. The shares vest on February 1, 2013, subject to his continued employment with BRE.

On January 29, 2009, Mr. Lange received a retention grant of 37,878 shares of restricted stock. Fifty percent of the shares cliff vest at the end of five years, subject to continuous employment with the Company. Vesting of the remaining 50% is based on the achievement of performance metrics at the end of a three-year performance period. The performance criteria linked to the vesting of these shares at the end of the third year are based on the average percentage achieved for Mr. Lange’s annual cash incentive individual business objectives during 2009, 2010 and 2001. The shares granted represent maximum performance. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares and will accrue on the performance based shares, with payment at the end of the three year period based on the actual shares earned.

Stock Options.    On January 27, 2010, Messrs. Lange, Dominiak, Fanwick and Schissel were granted options to purchase 24,608, 18,566, 13,828 and 13,367 shares of the Company’s common stock at an exercise price of $33.06 per share, which vest in equal installments over four years.

Moving/ Transition Assistance Loans.    Upon commencement of employment, the Company provided Mr. Lange with a five year, full recourse loan in the original principal amount of $150,000 at an interest rate equal to the mid-term federal rate. The loan was forgiven on a pro-rata basis on each anniversary date of appointment. The forgiveness of this loan is included in the Summary Compensation Table in the year of forgiveness.

Severance Benefits-All Named Executive Officers.    As discussed in “Other Potential Post-Employment Payments” above, if at any time during the term of the employment agreement the employment of one of the executives is terminated, he or she shall be entitled to certain severance benefits based on the nature of his or her termination. Depending on the cause of the termination, the executives may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects vesting of certain stock options and performance shares.

In the event that the benefits provided for in the employment agreements, when aggregated with any other payments or benefits received by the named executive, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

Certain Relationships and Related Transactions

For information on certain relationships and related transactions, please see the information contained in the heading “Employment Contracts and Termination of Employment and Changes in Control Arrangements” above. The Company does not have a written related party transaction policy in place because the approach of the Board of Directors is not to enter into any related party transactions.

COMPENSATION COMMITTEE

REPORT

The Compensation Committee (the “Committee”) of the Board, which is composed entirely of independent directors, provides assistance to the full Board by: (1) reviewing management’s recommendations regarding executive compensation, and evaluating the compensation plans, policies and programs of the Company; (2) determining the compensation of the chief executive officer and approving her recommendations as to compensation of all other executive officers of the Company; and (3) reviewing the Compensation Discussion and Analysis for inclusion in this proxy statement in accordance with applicable rules and regulations. The Compensation Committee Charter is attached hereto as Annex B and is available on BRE’s website at www.breproperties.com.

The Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The members of the Compensation Committee give the foregoing report, namely:

Matthew T. Medeiros, Chairman

Paula F. Downey

Christopher McGurk

Thomas E. Robinson

**Notwithstanding anything to the contrary set forth in any of BRE Properties, Inc.’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees BRE’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, the following items for which they are responsible: (a) expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles; (b) expressing an opinion on the Company’s internal control over financial reporting and management’s assessment thereof; (c) discussing their judgments as to the quality, not just the acceptability, of BRE’s accounting principles; and (d) such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and BRE, including the matters in the written disclosures required by the Public Company Accounting Oversight Board, and has considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended by statement on Auditing Standards No. 90, Audit Committee Communications, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with BRE’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of BRE’s internal controls, and the overall quality of our financial reporting. The Audit Committee met formally five times during 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board has approved the selection of Ernst & Young LLP as BRE’s independent registered public accounting firm to audit the financial statements of BRE for the year ended December 31, 2010, subject to shareholder approval of Proxy Item No.2.

The responsibilities of the Audit Committee are more specifically contained in the Charter and Powers of the Audit Committee of the Board of Directors of BRE Properties, Inc., which was originally approved by the full Board of Directors on October 25, 1999, and was approved as amended March 2, 2001, and March 27, 2003. The Amended and Restated Audit Committee Charter is attached hereto as Annex A and is available on our website at www.breproperties.com.

The Members of the Audit Committee as of February 26, 2010 give the foregoing report, namely:

Thomas E. Robinson, Chairman

Paula F. Downey

Edward E. Mace

Jeffrey T. Pero

Dennis E. Singleton

Thomas P. Sullivan

**Notwithstanding anything to the contrary set forth in any of BRE Properties, Inc.’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

FEES OF ERNST & YOUNG LLP

The Audit Committee has established a pre-approval policy and procedure for audit, audit-related and tax services that can be performed by the independent registered public accounting firm. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent registered public accounting firm to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Securities Exchange Act of 1934.

During 2009 and 2008, fees incurred by BRE to Ernst & Young LLP totaled $1,871,000 and $1,738,600, respectively. Fees for all services performed were pre-approved by the Audit Committee. The Audit Committee considered and concluded that the provision of limited services, other than audit related in nature, by Ernst & Young LLP was compatible with and did not prejudice the maintenance of the principal auditors’ independence, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related rules.

Audit Fees

The aggregate fees billed for the integrated audit of BRE’s annual financial statements and internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements and SEC filings totaled $1,192,000 in 2009 and $999,100 in 2008.

Audit-Related Fees

During 2009, BRE incurred audit-related fees aggregating $339,000, relating to audits and reviews of the Company’s joint ventures and other audit-related consultations. During 2008, BRE incurred audit-related fees aggregating $346,800, relating to audits and reviews of the Company’s joint ventures and other audit-related consultations.

Tax Fees

Tax fees totaled $340,000 in 2009, and related to tax return preparation, REIT compliance and other tax consultations. Tax fees totaled $392,700 in 2008, and related to tax return preparation, REIT compliance and other tax consultations.

All Other Services

There were no other services provided by Ernst & Young LLP in 2009 or 2008.

AMENDING THE AMENDED AND RESTATED 1999 BRE STOCK INCENTIVE PLAN

(Proxy Item No. 2)

We are asking you to approve an amendment to the Amended and Restated 1999 BRE Stock Incentive Plan, which we refer to as the 1999 Plan, or the Plan. The 1999 BRE Stock Incentive Plan, as previously amended, was originally approved by the Board on January 25, 1999, and was amended by the Board and approved by shareholders of the company in 2001 and 2008. The 1999 Plan is currently scheduled to terminate in 2018. The 1999 Plan provides for the grant of stock options, share appreciation rights and restricted and unrestricted stock to officers and other key employees of the Company, as well as consultants who serve the Company. On January 28, 2010, the Board of Directors approved an amendment to the 1999 Plan, subject to approval of shareholders. The amendment provides for an increase in the maximum number of shares reserved for issuance at any time under the 1999 Plan from 4,500,000 shares of common stock to 5,250,000 shares of common stock.

The Board of Directors believes that approval of the amendment to the 1999 Plan will give the Compensation Committee and the Board of Directors the ongoing flexibility they need to carry out their responsibilities to establish compensation programs that attract and retain employees and consultants by providing them with incentive compensation and a proprietary interest in the Company. A copy of the proposed amendment is attached as Annex D to this Proxy Statement.

The following summary of certain provisions of the Amended and Restated 1999 BRE Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 1999 Plan document approved by shareholders in 2008, which was originally filed as Annex D to the 2008 Proxy Statement.

The Plan provides for the award of non-qualified and incentive stock options, restricted stock, stock appreciation rights, and performance awards. A total of 4,500,000 shares of our common stock have been reserved for issuance under the 1999 Plan, as amended in 2008. The proposed amendment would increase the total number of shares reserved for issuance by an additional 750,000 shares to 5,250,000. The 1999 Plan limits the maximum number of shares of Common Stock for which awards may be granted during any calendar year to any participant in the 1999 Plan to 1,000,000. As of the record date of March 18, 2010, there were 56,321,292 shares of common stock outstanding, 603,915 shares available for future grant under the 1999 Plan and 295,433 shares available for future grant under the Non-Employee Director Plan. All remaining shares under the 1999 Plan are available as full value awards. As of March 18, 2010, there were 1,149,396 options outstanding under the plans with an average exercise price of $33.71 and an average life of 3.66 years. As of March 18, 2010, there were 682,423 full value awards outstanding under the 1999 Plan. The closing per share price of our common stock as of the close of business on March 18, 2010 was $36.31.

Administration of the 1999 Plan

The Plan is administered by the Compensation Committee (the “Committee”). No person is eligible to serve on the Committee unless he or she is an Independent Director. The Committee has the sole authority to determine the eligible participants to whom awards shall be granted under the 1999 Plan, the number of shares to be covered by an award, which options granted shall be incentive stock options and which shall be non-qualified stock options, the period and conditions under which each award shall vest or be exercisable, and the terms and conditions of each award agreement. The Committee has full authority to interpret and administer the Plan. The 1999 Plan provides that the Committee may delegate any of its responsibilities and powers to any of its members or other persons selected by the Committee. In its discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. In addition, the Committee may delegate its authority to its members or other persons who it selects, to the extent permitted by applicable law. The 1999 Plan provides that if the Committee offers to buy out awards for cash, such offer will be subject to shareholder approval.

Eligibility

Salaried employees, other key employees and consultants of BRE Properties, Inc. may receive options, restricted stock, stock appreciation rights and other awards under the 1999 Plan. As of February 26, 2010, we had approximately 700 employees and consultants (including five executive officers) who would be eligible to receive awards under the 1999 Plan.

Awards

Stock Options.    The Committee has discretion to grant either incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or non-qualified stock options (“NQSOs”). A further description of the tax consequences of incentive stock options appears below on page 52 under the heading “Incentive Stock Options.” Stock option grants may be evidenced by written agreements in such form approved by the Committee consistent with the terms of the 1999 Plan. The Committee will, subject to the terms and conditions of the Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options. The exercise price will be not less than the fair market value of a share of our common stock on the date of grant.

The Plan provides that the Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Generally, options vest 20% to 33% per year beginning one year after the grant date and expire ten years from the date of grant. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. The Committee may also provide in any option that the option may be exercised prior to the full vesting of the option, provided that any shares acquired upon exercise of the option will be subject to restrictions determined by the Committee (including, among others, forfeiture restrictions, restrictions on the transferability of the shares, the right of the Company to repurchase shares, and a right of first refusal in favor of the Company.) In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of the optionee or upon a change of control (as defined in the Plan) of the Company.

Unless the Committee otherwise provides, in the event of a termination of an optionee’s employment, so long as the Optionee gives the Company two weeks notice and cooperates in transition, the optionee may, to the extent exercisable on the date of termination, exercise the option for 90 days (or 12 months in the case of the optionee’s death or permanent disability) after the termination date, and the option will terminate at the end of that period. Otherwise, the option will terminate upon the optionee’s termination of service. In addition, if the termination of service is due to the optionee’s retirement, the Plan provides for special rules relating to the exercisability of the options after retirement and additional vesting based on the optionee’s age and position of the Company at retirement. The Committee may provide in any option that if the exercise of the option under certain circumstances would violate federal or state securities laws, then the option will not terminate until the earlier of the expiration of the option or three months following the first date on which the exercise of the option would not be in violation of such securities laws. In the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee, in its discretion, to either accelerate the vesting of outstanding options or cancel options which were exercisable at any time prior to the effective date of such transaction.

Payment of the option price upon exercise of an option will be in cash or, in the discretion of the Committee, in shares of common stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. The option holder may in certain circumstances elect to have shares withheld to satisfy up to the minimum statutory tax-withholding requirements in connection with the exercise of an option. The Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program, including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

Stock Appreciation Rights (SARs).    The 1999 Plan provides that the Committee may grant SARs in connection with all or part of any option granted under the Plan or independent of an option. A stock appreciation right will be subject to terms and conditions determined by the Committee, consistent with the Plan. Under the 1999 Plan, Stock Appreciation Rights that are not connected to any stock option shall have an exercise price that is not less than 100% of the fair market value of our common stock on the date of the grant and a term of no more than 10 years from the date of grant. SARs provide for payments, upon exercise, to the holder based upon increases in the price of our common stock over the exercise price. The Committee may elect to pay SARs in cash, in shares of common stock, or in a combination of both.

Restricted Shares.    The Committee may grant restricted shares, i.e., shares of Common Stock that are subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or service to the Company or achievement of pre-established performance goals, or both as determined by the Committee, subject to the “Full Value Award Vesting Limitations” set forth below. With respect to restricted stock awards which are intended to qualify as “performance-based compensation: for purposes of the Code Section 162(m) deduction limit, the specific categories or and procedures for establishing such performance goals are set forth in Section 4.3 of the Plan. Such goals may include any of the following: funds from operations per Share (“FFO per Share”); ratio of Common Stock price to FFO per Share; same property performance; return on net assets; operating ratios; cash flow; shareholder return; revenue growth; net income; earnings per Share; debt reduction; return on investment; or revenue. The Committee’s discretion in establishing performance goals would not be limited to the goals described in Section 4.3 of the Plan when the grantee’s compensation amount is not expected to be subject to the deduction limitations of Code Section 162(m).

Stock certificates for restricted shares shall be issued in the name of the holder, but the certificates may be retained in escrow until such time as the restrictions shall have lapsed. The holder of restricted shares shall have all rights of a shareholder with respect to the Common Stock registered in his or her name, including voting and dividend rights, unless otherwise provided in the restricted share award.

Other Stock Based Awards.    The 1999 Plan also authorizes the Committee to grant awards in the form of shares or share units, which are rights to receive shares in the future. These awards may be either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other compensation plan of the Company. Subject to the “Full Value Award Vesting Limitations” set forth below, the Committee will determine the terms and conditions of other stock-based awards.

Full Value Award Vesting Limitations

The 1999 Plan includes a minimum vesting requirement for “Full Value Awards” (that is, restricted stock awards or other stock-based awards such as shares or share units). The 1999 Plan requires that Full Value Awards which vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year. These vesting limitations will not apply to a limited basket consisting of up to 5% of the shares of common stock available for issuance under the 1999 Plan.

Assignability

Awards under the 1999 Plan may be transferred only by will or by the laws of descent and distribution unless and until such awards have been exercised or the shares underlying such awards have been issued and all restrictions applicable to such shares have lapsed. During a participant’s lifetime, options are exercisable only by the participant, unless the options have been properly transferred, in which case, the options are exercisable by the transferee. The 1999 Plan specifies that under no circumstances may any award granted under the plan be transferred to a third party for consideration.

No Repricing of Options or other Awards

The 1999 Plan does not permit the Committee to amend the terms of any outstanding option or stock appreciation right to reduce its exercise price.

Adjustments

If the Committee determines that any dividend, reclassification, stock split, reorganization, merger, consolidation or other similar change in corporate structure affects our common stock such that the Committee or the Board of Directors determines an adjustment is appropriate in order to prevent dilution, then the Committee or the Board will make appropriate adjustment to the maximum number and class of shares issuable under the Plan and the number and/or class of shares and price per share in effect under each outstanding option. The 1999 Plan also requires that the number and type of securities subject to each outstanding award, as well as the exercise price or grant price thereof, be adjusted as necessary to accommodate any change in the per share value of the underlying common stock arising from the occurrence of a stock dividend or other distribution, stock split, reverse stock split or recapitalization through a large, nonrecurring cash dividend that also affects the shares or share price of common stock.

Amendment, Suspension or Termination of the 1999 Plan

The 1999 Plan permits either the Board of Directors or the Committee to amend, suspend or terminate the 1999 Plan. However, no such amendment or revision may, unless appropriate shareholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the Plan (except for adjustments described in the foregoing paragraph) or (2) extend the term of the Plan. No amendment of the 1999 Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides. No awards may be granted or awarded during any period of suspension or after termination of the Plan.

Securities Laws, Foreign Laws and Federal Income Taxes

Securities Laws.    The 1999 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1999 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1999 Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

General Federal Income Tax Consequences.    The following is a general summary under current law of the material United States federal income tax consequences with respect to the 1999 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

Non-Qualified Stock Options.    For federal income tax purposes, if an optionee is granted NQSOs, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common shares on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock.    A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code with respect to the restricted stock. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount.

Other Stock-Based Awards.    The grantee generally will not have taxable income upon the issuance of the other stock-based awards and we will not then be entitled to a deduction at such time. However, when award vests and shares are issued to the grantee, he or she will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the stock. These awards may be subject to Section 409A of the Code, and the failure of any award that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) Limitation.    In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

Under Section 162(m), stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the award of the options or stock appreciation rights are made by a Board of Directors committee consisting solely of 2 or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation’s shareholders.

The 1999 Plan has been designed to permit the Committee to grant stock options and stock appreciation rights which will qualify as “performance-based compensation.” In addition, in order to permit awards other than stock options and stock appreciation rights to qualify as “performance-based compensation,” the 1999 Plan provides that the Committee may grant such awards which vest based on the attainment of performance targets related to any of the performance goals set forth in Section 4.3 of the Plan.

Compliance with 409A.    The 1999 Plan specifies that, when possible, the plan shall be interpreted in a manner that complies with Section 409A of the Internal Revenue Code. The 1999 Plan also authorizes the Committee, if it determines that any option, stock option appreciation right, award of restricted stock or other award granted pursuant to the plan conflicts with Section 409A, to take such actions as the Committee determines are appropriate in order to exempt the award from Section 409A, or to otherwise preserve the intended tax treatment of the award, or to modify the award in order to comply with Section 409A.

New Plan Benefits

Awards are granted under the 1999 Plan subject to the discretion of the Committee. Therefore, it is generally not possible to determine the benefits that will be received in the future by participants in the 1999 Plan.

Vote Required for Approval; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, provided that the total votes cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the proposed amendment to the 1999 Plan. If the amendment is not approved by the shareholders, the 1999 Plan as heretofore in effect will remain in effect.

The Board of Directors has unanimously approved the amendment to the 1999 Plan and unanimously recommends that shareholders vote FOR this proposal.

RATIFICATION OF SELECTION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proxy Item No. 3)

Subject to ratification by the shareholders, the Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of BRE for the year ended December 31, 2010. Fees for the last integrated annual audit (financial statements and Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews and SEC filings were $1,192,000 and all other fees were $679,000.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, if a quorum is present, is sufficient to ratify such selection. The Board unanimously recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in BRE’s proxy statement and form of proxy relating to next year’s Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission’s Proxy Rules must submit the proposal to BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Attention: Corporate Secretary. Such proposal, which must comply with applicable laws and regulations, must be received no later than November 24, 2010.

In addition, any shareholder who wishes to submit a proposal for consideration at the 2011 Annual Meeting outside the process of Rule 14a-8 described above (i.e., not included in the proxy statement and form of proxy) must submit the proposal to BRE on or before February 7, 2011 or such proposal will be considered untimely under Rule 14a-4(c)(1) of the Commission’s Proxy Rules. If the proposal is untimely, the persons named in our proxy solicited for next year’s Annual Meeting will have discretionary authority to vote on any shareholder proposal presented at the annual meeting.

OTHER MATTERS

A description of the business experience of the executive officers of BRE is contained in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. To view the report free of charge, please go to our website at www.breproperties.com.

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

By Order of the Board of Directors

March 24, 2010

UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, BRE WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 525 MARKET STREET, 4th FLOOR, SAN FRANCISCO, CA 94105, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THIS REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MARCH 18, 2010, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

ANNEX A

AMENDED AND RESTATED CHARTER AND POWERS

OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BRE PROPERTIES , INC.

Organization

This Charter and Powers (“Charter”) of the Audit Committee (“Committee”) was prepared and approved by the Board of Directors (“Board”) of BRE Properties, Inc. (“Company”) on October 25, 1999, and was amended by the Board of Directors on March 2, 2001 and March 27, 2003, to serve as a guideline for the Committee. The Committee shall be comprised of at least three Directors who are independent of management. Members of the Committee shall be considered independent if they satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1) and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A member of the Committee who receives compensation from the Company solely for his or her service on the Board or who receives benefits under a tax qualified retirement plan may be considered independent. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

All Committee members will be financially literate, and at least one member will have accounting or related financial expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

The members of the Committee shall be elected by the Board on the recommendation of the Executive Committee at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Committee members may be removed from the Committee, with or without cause, by the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting, internal audit functions, internal accounting controls and financial disclosure practices of the Company. Further, in conjunction with counsel and the independent auditor, the Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of the Company, including compliance by the Company with applicable laws, regulations and Company policies relating to accounting, financial reporting and financial disclosure.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee. The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any nonmanagement director that is not a member of the Committee.

2. Be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

3. Pre-approve engagements of the independent auditor before the independent auditor is engaged by the Company to render audit or non-audit services. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

4. Obtaining a clear understanding with management and the independent auditor that the independent auditor and internal auditor are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

5. Reviewing, at least annually, the independence and performance of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

(i) Obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues;

(ii) Discuss with the auditors their independence from management and the Company and the matters included in the written disclosures by the Independence Standards Board;

(iii) Obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and considering the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iv) Confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

(v) Consider whether the Company should adopt a policy of rotating of the annual audit among independent auditing firms;

(vi) Consider, if applicable, whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

6. Conferring with the independent auditor and the internal auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing the independent auditor’s annual engagement letter as appropriate; and directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance.

7. Reviewing and discussing with the Board and management, the independent auditor and internal auditor, the scope of each annual audit, procedures to be followed, budget and the staffing of each audit, significant risks and exposures, audit activities and significant audit findings, as well as any other issues that either the independent auditor or internal auditor believes warrants the Committee’s attention.

8. Reviewing the range and cost of audit and non-audit services performed by the independent auditor.

9. Reviewing and discussing with management and the independent auditor the financial statements to be included in the Company’s Annual Report on Form 10-K and the independent auditor’s opinion rendered with respect to such financial statements, including: A) major issues regarding accounting principles and financial statement presentation, including reviewing the nature and extent of any significant changes in the Company’s selection of accounting principles or the application therein and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. Reviewing and discussing with management and the independent auditor the interim financial statements prior to the filing of Company’s Quarterly Report on Form 10-Q. Discussing generally with management and the independent auditor earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

10. Preparing and providing to the Company the report from the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

11. Obtaining from the independent auditor and internal auditor their recommendations, if any, regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient, if any.

12. Providing an independent, direct line of communication between the Board and the internal auditor and independent auditor.

13. Reviewing, separately, with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

14. Discussing, separately, with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

15. Discussing, separately, with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as then in effect.

16. Based on the review and discussions with management and the independent auditor regarding the annual audited financial statements and the SAS No. 61 matters, as well as the disclosures received from the independent auditor regarding its independence and discussions regarding the same, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

17. Reviewing the appointment and replacement of the internal auditor and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

18. Discussing with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

19. Discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

20. Discussing with the Company’s outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

21. Discussing with management the Company’s policies with respect to risk assessment and risk management, including, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

22. Implementing clear policies for the company for hiring employees or former employees of the independent auditor.

23. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishing procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

24. Reviewing the procedures established by the Company that monitor compliance by the Company with its loan and indenture covenants and restrictions.

25. Through its Chair, reporting regularly to, and reviewing with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

26. Maintaining minutes or other records of meetings and activities of the Committee.

27. Reviewing, at least annually, the powers of the Committee and reporting and making recommendations to the Board on these responsibilities.

28. Performing, at least annually, an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

29. Conducting or authorizing investigations into any matters within the Committee’s scope of responsibilities. The Committee shall, at its own discretion, retain independent counsel, accountants, or other advisors (accounting, financial or otherwise) to assist it in the conduct of any investigation.

30. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

31. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

32. Reviewing and reassessing this Charter, at least annually, and making and submitting recommendations to the Board regarding its revision when and as necessary.

ANNEX B

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of BRE Properties, Inc. (the “Company”) is to provide assistance to the directors in fulfilling their responsibilities by: (1) conducting Chief Executive Officer performance evaluations and determining the compensation of the Chief Executive Officer; (2) reviewing and approving the recommendations of the Chief Executive Officer as to compensation of all other executive officers of the Company; (3) administering the Company’s stock compensation plans; (4) reviewing management’s recommendations, recommending to the Board for approval, and evaluating all benefit programs of the Company; (5) determining the compensation of the Board; and (6) reviewing management’s Compensation Discussion and Analysis for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability, attract and retain highly qualified and motivated employees and assure that employee interests are aligned with the interests of the Company’s shareholders. In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s charter, bylaws or Corporate Governance Guidelines, or by the Board.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall: (1) qualify as independent under the Corporate Governance Standards of the New York Stock Exchange; (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (4) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee should, in its business judgment and that of the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters related to: (1) compensation for non-employee directors and for the chief executive officer of the Company; and (2) advising the Board on executive compensation matters and other matters delegated to the Committee. The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership. Such appointment shall be made no less frequently than every three (3) years. Committee members may be removed from the Committee, with or without cause, by the Board.

Specified Duties

To fulfill its purpose as summarized above, the Committee shall be specifically responsible for:

(1) reviewing, approving and, if necessary, recommending to the Board revisions to the compensation philosophy of the Company;

(2) reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of the goals and objectives and establishing the compensation of the chief executive officer based on such evaluation. The Committee shall have sole authority to determine the chief executive officer’s compensation;

(3) reviewing and approving the recommendations of the Chief Executive Officer regarding all compensation for all other officers of the company (as such term is defined in Rule 16a-1 promulgated under the 1934 Act) (“executive officers”), and its subsidiaries;

(4) administering all equity-based compensation plans;

(5) reviewing and making recommendations to the Board regarding all incentive compensation plans with respect to which the Committee has not otherwise been granted authority and responsibility pursuant to item (4) above or elsewhere in this Charter;

(6) reviewing all benefit programs of the Company, including any grant of perquisite benefits;

(7) reviewing the Chief Executive Officer’s annual review of management, and making appropriate recommendations for improving performance;

(8) annually reviewing Board compensation, recommending changes as appropriate to the Board for approval;

(9) annually reviewing the performance of the Committee;

(10) periodically reporting to the Board on findings and actions;

(11) reviewing and approving all officers’ employment agreements and severance agreements;

(12) determining the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue Code;

(13) determining the Company’s policy with respect to change of control or “parachute” payments; and

(14) reviewing and approving management’s Compensation Discussion and Analysis to be included as part of the Company’s annual proxy statement (the “Proxy Statement Report”.)

In connection with item (4) above, the Committee’s responsibility for administering equity-based compensation plans includes responsibility for an annual review of the plan, the setting of performance targets when appropriate, granting awards under equity-based compensation plans, and approval of any and all changes, including termination of compensation plans when appropriate.

All annual plan reviews shall include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, assessing the performance of the plan’s internal administrators and reviewing management’s assessments of the performance of the plan’s external administrators if any duties have been delegated, and formally adopting any plan changes by resolution of the Committee.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or, with respect to making stock-based awards under the 1999 BRE Stock Incentive Plan (or any subsequent or replacement stock plan adopted by the shareholders) to employees who are not executive officers or Section 16 persons, to specified executive officers of the Company. All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and Maryland corporate law by the Company’s tax and accounting departments and outside legal counsel before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains. The Committee shall not delegate its responsibilities set forth in paragraphs (2) through (5) of the Specified Duties section above or for any matters that involve executive compensation or for any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code (“Section 162(m)”) or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “outside directors.”

The Committee shall, without delegation:

(1) approve all performance targets for all executive officers within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) in order for such target to be “pre-established” within the meaning of Section 162(m);

(2) certify that any and all performance targets used for any performance based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(3) approve all amendments to, and terminations of, all equity based compensation plans;

(4) grant any awards under any equity-based compensation plans to officers or other employees of the Company;

(5) approve which executive officers are entitled to awards under the Company’s stock option plan(s);

(6) approve CEO and other executive officer compensation; and

(7) approve repurchases of securities from terminated employees.

In addition, the Committee shall ensure that the shareholders of the Company approve the performance goals used to set the performance targets in any performance based equity compensation plans to the extent required, and in the manner provided, by Section 162(m) and the treasury regulations promulgated thereunder (which generally requires such approval at least every five years or earlier if such criteria are otherwise amended).

Meetings and Procedures

The Committee shall meet on a regularly scheduled basis as determined by the Committee and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the chairperson of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting.

The Chairperson , in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

The Committee may form and delegate authority to subcommittees when appropriate; provided, that any such subcommittee must be comprised solely of members of the Committee and must publish its charter.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to any non-management director that is not a member of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the Company’s bylaws for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant or search firm, the Committee shall have the sole authority to approve the associated fees and other retention terms.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the chairperson of the Board.

Resolutions and Written Consents

All adopted plans of compensation or changes to existing plans, whether for executives, directors or other personnel, shall be detailed and attached to the final, approved minutes of the appropriate meeting. This includes any grants of options or loans made outside of any official Company plan.

Evaluation of Performance of the Committee

1	The Committee shall evaluate its own performance on an annual basis, including its compliance with this charter and the Company’s Corporate Governance Guidelines, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

2	The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.breproperties.com and to any shareholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

ANNEX C

NOMINATING & GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of BRE Properties, Inc. (the “Company”) is to provide assistance to the directors in fulfilling their responsibilities by: (1) identifying individuals qualified to become Board members; (2) recommending to the Board the selection of director nominees for the next annual meeting of shareholders (or special meeting of shareholders at which directors are to be elected) or recommending to the Board candidates to fill vacancies on the Board; (3) reviewing the management succession plan; and (4) developing and making recommendations to the Board regarding the adoption or amendment of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”). In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s charter, bylaws or Corporate Governance Guidelines, or by the Board.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall: (1) qualify as independent under the Corporate Governance Standards of the New York Stock Exchange; (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and (3) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee should, in its business judgment and that of the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters delegated to the Committee. The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership. Such appointment shall be made no less frequently than every three (3) years. Committee members may be removed from the Committee, with or without cause, by the Board.

Specified Duties

To fulfill its purpose as summarized above, the Committee shall be specifically responsible for:

(1) recruiting and setting standards for new directors, including retaining search firms and/or outside consultants if necessary and evaluating executives recruited or promoted to positions eligible for Board membership;

(2) recommending to the Board (as soon as is reasonably practicable after a vacancy arises or a director advises the Board of his or her intention to resign) new directors for election annually by the stockholders and otherwise by appointment by the Board to fill vacancies, in compliance with the selection criteria outlined below and who are willing and available to serve; provided, however, that if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (for example, preferred stock rights to elect directors upon a dividend default, shareholder agreements, and management agreements), then the selection and nomination of such directors need not be subject to this process;

(3) annually reviewing the performance of individual directors and the Board as a whole, and evaluating the nomination for re-election of current directors;

(4) nominating, for election by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and other corporate officers;

(5) reviewing the outside activities of corporate officers as they relate to service on boards of other companies and involvement and positions within industry associations, etc.;

(6) reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and making recommendations to the Board with respect to the selection of individuals to occupy those positions;

(7) making recommendations to the Board regarding governance matters including, but not limited to, the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines, this Charter and the Charters of the Company’s other committees;

(8) developing and recommending to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations;

(9) annually reviewing the performance of the Committee; and

(10) periodically reporting to the Board on findings and actions.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to specified executive officers of the Company. All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and Maryland corporate law by the Company’s accounting/finance department and outside legal counsel before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains.

Board Member Selection Criteria

A sufficient number of non-employee Board member candidates must meet the independence requirements of the New York Stock Exchange and those set forth in the Company’s Corporate Governance Guidelines, such that a majority of the Board members meet the independence requirements.

In determining whether a prospective director nominee is qualified to serve on the Board, in the exercise of the Committee’s reasonable judgment, the Committee shall also consider, but is not limited to, the following criteria in recommending candidates for election to the Board:

(1) general understanding of the Company’s business;

(2) fundamental character qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

(3) general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(4) experience as a board member of another publicly held company;

(5) ability to make independent analytical inquiries;

(6) educational and professional background;

(7) specific experience to fill needs or requests identified by the Board; and

(8) whether the candidate is willing and able to devote sufficient time to Board and Committee responsibilities and is willing to commit to purchase sufficient stock to meet the Stock Ownership guidelines.

Committee Selection Criteria

Each individual nominated to a Board committee will satisfy the following qualifications and be willing and available to serve:

(1) members of the chartered committees must meet the independence requirements of the New York Stock Exchange and those set forth in the Corporate Governance Guidelines;

(2) an employee director may serve as a member of the Executive Committee; provided, however, the Executive Committee must be composed of a majority of independent directors;

(3) members of the Audit Committee must, in the business judgment of the members of the Committee and the entire Board, be financially literate and at least one such member must have accounting or related financial management expertise;

(4) the Chairman of the Audit Committee will have accounting or related financial management expertise;

(5) members of the Compensation Committee must, in the business judgment of the Committee and the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters related to compensation for non-employee directors and for the Chief Executive Officer, and advising the Board and the Chief Executive Officer on executive compensation matters; and

(6) members of the Committee must, in the business judgment of the Committee and the entire Board, have experience that would be valuable in providing broad direction to the Board on matters related to corporate governance.

Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis as determined by the Committee and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting.

The Chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

The Committee may form and delegate authority to subcommittees when appropriate; provided, that any such subcommittee must be comprised solely of members of the Committee and must publish its charter.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to any non-management director that is not a member of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the Company’s bylaws for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, outside consultants to provide independent advice to the Committee. The Committee shall also have the sole authority to retain and terminate search firms to be used to identify director candidates. In that connection, in the event the Committee retains a consultant or search firm, the Committee shall have the sole authority to approve the associated fees and other retention terms.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

Evaluation of Performance of the Committee

1. The Committee shall evaluate its own performance on an annual basis, including its compliance with this charter and the Company’s Corporate Governance Guidelines, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

2. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.breproperties.com and to any shareholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

ANNEX D

FIRST AMENDMENT TO THE

AMENDED AND RESTATED 1999 BRE STOCK INCENTIVE PLAN

BRE Properties, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland, has previously adopted the Amended and Restated 1999 BRE Stock Incentive Plan (as amended from time to time, the “Plan”).

Pursuant to Section 6.2 of the Plan, the Board of Directors of the Company hereby adopts this First Amendment to the Plan (this “Amendment”), subject to the approval of this Amendment by the shareholders of the Company within 12 months of such adoption.

This Amendment to the Plan shall be effective upon the approval of this Amendment by the shareholders of the Company within 12 months of the adoption of this Amendment by the Board of Directors. In the event that the shareholders of the Company fail to so approve this Amendment, this Amendment shall not become effective and shall be null and void, and the Plan (as in effect prior to this Amendment) shall remain in full force and effect in accordance with the terms thereof.

1. Incorporation; Definitions. The terms and provisions of this Amendment are incorporated by this reference in the Plan as though fully set forth therein. Terms not otherwise described herein shall have the meanings ascribed to them in the Plan.

2. Conflicts. In the event of any conflict between the terms and provisions of this Amendment and those of the Plan, the terms and provisions of this Amendment shall control.

3. Amendment.

a. Shares Subject to Plan. Section 1.6 of the Plan is hereby amended to read in its entirety as follows:

1.6 Shares Subject to Plan. The maximum number of Shares which may be issued under this Plan (subject to adjustment in accordance with Section 6.4) shall be 5,250,000 Shares, including the 750,000 Shares authorized in the Company’s 1998 Broad-Based Employee Stock Plan (which plan terminated and was incorporated herein upon shareholder approval of this Plan); plus any Shares that are subject to Awards granted under any other prior stock plan of the Company to the extent that, following termination of that prior plan, the Award is forfeited, expires or is canceled without delivery of Shares. In the event that any outstanding Award under this Plan shall expire or terminate for any reason, the Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. In the event that the Option Price is paid by delivery of already-owned Shares upon exercise of an Option, only the net Shares issued shall be deemed utilized for purposes of this Section 1.6; provided, however, that the maximum number of Shares for which ISOs may be granted under the Plan shall be 5,250,000 Shares (subject to adjustment in accordance with Section 6.4).

4. No Other Change. Except as specifically modified by this Amendment, all other provisions and terms of the Plan shall remain unchanged and in full force and effect.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of BRE Properties, Inc. on January 28, 2010.

Executed as of March 24, 2010

By:	/s/ Kerry Fanwick
Name:	Kerry Fanwick,
Title:	Executive Vice President, General Counsel and Secretary

D-1

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
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INTERNET – www.eproxy.com/bre Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 18, 2010. The Proxy Statement; Annual Report to Shareholders, which consists of the Company’s Annual Report on Form 10-K; and Voting Materials are available at: http://www.breproperties.com/proxy

PHONE – 1.800.560.1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL, AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Irving F. Lyons, III 02 Paula F. Downey 03 Edward F. Lange, Jr. 04 Christopher J. McGurk	05 Matthew T. Medeiros 06 Constance B. Moore 07 Jeanne R. Myerson 08 Jeffrey T. Pero	09 Thomas E. Robinson 10 Dennis E. Singleton 11 Thomas P. Sullivan	☐	Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  To approve an amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance thereunder from 4,500,000 shares to 5,250,000 shares.

☐ For ☐ Against ☐ Abstain

3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company.	☐ For ☐ Against ☐ Abstain

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BRE PROPERTIES

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2010

10:00 a.m. PDT

Palace Hotel

2 New Montgomery Street

San Francisco, CA 94105

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting of Shareholders. To obtain directions for attending the Annual Meeting of Shareholders and voting in person, please call BRE’s Investor Relations Department at 415.445.3745.

BRE Properties 525 Market Street, 4th Floor San Francisco, CA 94105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2010.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and in the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.

By signing the proxy, you hereby acknowledge receipt of or access to the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revoke all prior proxies and appoint                     ,                     , and                     , and each of them, as proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and in the discretion of the proxy holder, on and any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

See reverse for voting instructions.

BRE PROPERTIES, INC. ANNUAL MEETING TO BE HELD ON 05/18/10 AT 10:00 A.M. PDT FOR HOLDERS AS OF 03/18/10

*ISSUER CONFIRMATION COPY – INFO ONLY*

1-0001

05564e106

THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

DIRECTORS

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES

0010100

-01-IRVING F. LYONS, III, 02-PAULA F. DOWNEY, 03-EDWARD F.LANGE, JR.,

04-CHRISTOPHER J.MOGURK, 05-MATTHEW T. MEDEIROS, 06-CONSTANCE B. MOORE,

07-JEANNE R. MYERSON, 08-JEFFREY T. PERO, 09-THOMAS E. ROBINSON,

10-DENNIS E. SINGLETON, 11-THOMAS P.SULLIVAN

PROPOSAL(S)

2 *- TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED 1999 BRE STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 4,500,000 SHARES TO 5,250,000 SHARES.

DIRECTORS RECOMMEND

FOR 0029102

– TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

FOR 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.

viF11H

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 05/18/10 FOR BRE PROPERTIES, INC.

THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM

**E**

2	–I -S

X

DIRECTORS

(MARK “X” FOR ONLY ONE BOX)

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY

FOR AGAINST ABSTAIN

DO NOT USE

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK

SEE VOTING INSTRUCTION NO. 2 ON REVERSE A/C:

05564E106

PLACE “X” HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

BROADRIDGE TM

51 MERCEDES WAY

EDGEWOOD NY 11717

BRE PROPERTIES, INC.

ATTN: TOM MIERZWINSKI

525 MARKET STREET

4TH FLOOR

SAN FRANCISCO,

CA 94105

FOLD AND DETACH HERE

SIGNATURES

DATE

XXX

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE

ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD

BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR

NAME. ONLY WE AS THE HOLDER OF RECORD CAN VOTE

SUCH SECURITIES. WE SHALL BE PLEASED TO VOTE YOUR

SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL

EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE

ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD

THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM

YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE

BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT

THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE

YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS

CAN BE DETERMINED BY REFERRING TO THE APPLICABLE

VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF

YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES

HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF

SECURITIES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE

ADJUSTED DOWNWARD.

PLEASE NOTE THAT UNDER A RULE AMENDMENT ADOPTED

BY THE NEW YORK STOCK EXCHANGE FOR SHAREHOLDER

MEETINGS HELD ON OR AFTER JANUARY 1, 2010, BROKERS

ARE NO LONGER ALLOWED TO VOTE SECURITIES HELD IN

THEIR CLIENTS’ ACCOUNTS ON UNCONTESTED ELECTIONS

OF DIRECTORS UNLESS THE CLIENT HAS PROVIDED VOTING

INSTRUCTIONS (IT WILL CONTINUE TO BE THE CASE THAT

BROKERS CANNOT VOTE THEIR CLIENTS’ SECURITIES IN

CONTESTED DIRECTOR ELECTIONS). CONSEQUENTLY, IF YOU

WANT US TO VOTE YOUR SECURITIES ON YOUR BEHALF ON

THE ELECTION OF DIRECTORS, YOU MUST PROVIDE VOTING

INSTRUCTIONS TO US. VOTING ON MATTERS PRESENTED AT

SHAREHOLDER MEETINGS, PARTICULARLY THE ELECTION OF

DIRECTORS IS THE PRIMARY METHOD FOR SHAREHOLDERS TO

INFLUENCE THE DIRECTION TAKEN BY A PUBLICLY-TRADED

COMPANY. WE URGE YOU TO PARTICIPATE IN THE ELECTION BY

RETURNING THE ENCLOSED VOTING INSTRUCTION FORM TO US

WITH INSTRUCTIONS AS TO HOW TO VOTE YOUR SECURITIES IN

THIS ELECTION.

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A

MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE

RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES.

THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT

RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST

VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR

BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED

AT LEAST 15 DAYS PRIOR TO THE MEETING DATE OR ON THE

FIFTEENTH DAY, IF THE PROXY MATERIAL WAS MAILED 25

DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER

FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY

AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN

MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE,

AND ONE OR MORE OF THE MATTERS BEFORE THE MEETING

MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO

NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE

MET AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE

FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT

OUR DISCRETION ON ANY MATTERS DEEMED TO BE ROUTINE.

WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN

IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN,

PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE

MEETING DATE.

THE FOLLOWING INSTRUCTIONS PROVIDE SPECIFICS

REGARDING THE MEETING FOR WHICH THIS VOTING FORM

APPLIES.

INSTRUCTION 1

ALL PROPOSALS FOR THIS MEETING ARE CONSIDERED

“ROUTINE”. WE WILL VOTE IN OUR DISCRETION ON ALL

PROPOSALS, IF YOUR INSTRUCTIONS ARE NOT RECEIVED.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES

CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE

MEETING ON ONE OR MORE MATTERS BEFORE THE MEETING, IT

WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING

INSTRUCTIONS.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SECURITIES

CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT

THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR

SPECIFIC VOTING INSTRUCTIONS.

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING

MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS

OF THE COMPANY INDICATED. ACCORDING TO OUR LATEST

RECORDS, WE HAVE NOT AS OF YET RECEIVED YOUR VOTING

INSTRUCTION ON THE MATTERS(S) TO BE CONSIDERED AT

THIS MEETING AND THE COMPANY HAS REQUESTED US TO

COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR

SECURITIES VOTED.

**IF YOU HOLD YOUR SECURITIES THROUGH A CANADIAN

BROKER OR BANK, PLEASE BE ADVISED THAT YOU ARE

RECEIVING THE VOTING INSTRUCTION FORM AND MEETING

MATERIALS, AT THE DIRECTION OF THE ISSUER. EVEN IF

YOU HAVE DECLINED TO RECEIVE SECURITY- HOLDER

MATERIALS, A REPORTING ISSUER IS REQUIRED TO DELIVER

THESE MATERIALS TO YOU. IF YOU HAVE ADVISED YOUR

INTERMEDIARY THAT YOU OBJECT TO THE DISCLOSURE

OF YOUR BENEFICIAL OWNERSHIP INFORMATION TO THE

REPORTING ISSUER, IT IS OUR RESPONSIBILITY TO DELIVER

THESE MATERIALS TO YOU ON BEHALF OF THE REPORTING

ISSUER.

THESE MATERIALS ARE BEING SENT AT NO COST TO YOU.

Proxy Services

P.O. Box 9138

Farmingdale NY 11735-9585

WRONG WAY

P.O. Box 9138

Please ensure you fold then detach and retain this portion of the Voting Instruction Form Fold and Detach Here Fold and Detach Here